UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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ICT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ICT GROUP, INC.

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 17, 2006

TO THE SHAREHOLDERS OF

ICT GROUP, INC

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of ICT GROUP, INC. (the “Company” or “ICT”) will be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on May 17, 2006, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors;

2.	To approve the ICT Group, Inc. Long-Term Incentive Plan;

3.	To approve the ICT Group, Inc. 2006 Equity Compensation Plan;

4.	To approve the ICT Group, Inc. 2006 Non-Employee Directors Plan;

5.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record as of the close of business on March 24, 2006 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on March 24, 2006 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company’s executive offices at 100 Brandywine Boulevard, Newtown, Pennsylvania 18940.

By Order of the Board of Directors,

Jeffrey C. Moore
Secretary

Newtown, Pennsylvania

April 17, 2006

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

ICT GROUP, INC.

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 17, 2006

General Information on the Meeting

This proxy statement and the accompanying form of proxy are being mailed on or about April 17, 2006 to the shareholders of ICT GROUP, INC. (the “Company” or “ICT”). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on May 17, 2006, at 10:00 a.m., local time, and at any adjournments thereof.

The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

Voting at the Meeting

Only shareholders of common stock of the Company, par value $0.01 per share (“Common Stock”), of record at the close of business on March 24, 2006 are entitled to notice of, and to vote at, the Annual Meeting. As of March 24, 2006, there were 12,793,910 shares of Common Stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock held in such shareholder’s name.

The Company presently has no other class of stock outstanding and entitled to vote at the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast (in other words, nominees with the highest number of votes are elected). All other matters to be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of the majority of the votes cast with respect to that matter. A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether a quorum is present, is not considered a cast vote and will have no effect on the vote. Similarly, a broker “non-vote” on any matter (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from that beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on that matter.

The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder’s directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted “FOR” the: (1) election of the nominees listed herein under “Election of Directors”; (2) approval of the ICT Group, Inc. Long Term Incentive Plan; (3) approval of the ICT Group, Inc. 2006 Equity Compensation Plan; (4) approval of the ICT Group, Inc. 2006 Non-Employee Directors Plan; and (5) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Execution of the accompanying proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke the proxy by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company’s transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six members and is divided into three classes, each consisting of two directors. One class of directors is elected each year to hold office for a three-year term and until the election and qualification of his successor or until his death, removal or resignation. At the Annual Meeting, two directors will be elected for the class with a term expiring at the Annual Meeting. The term of office for the directors elected at the Annual Meeting will expire at the 2009 annual meeting of shareholders.

The Board of Directors has nominated John J. Brennan and John A. Stoops, current members of the Board of Directors, for election as directors at the Annual Meeting.

The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes the nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for substitute nominees to be designated by the Board of Directors. The Board of Directors recommends a vote FOR the nominees.

Nominees for Election with Terms Expiring in 2009

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships
John J. Brennan	62	Mr. Brennan has served as Chairman, Chief Executive Officer and a director of the Company since April 1987, when he managed the buyout of ICT’s predecessor company, International Computerized Telemarketing, Inc., from Decision Industries Corporation (“DIC”). He also served as President of the Company from April 1987 to June 2001 and again since January 2003. Mr. Brennan was employed by DIC from May 1983 to March 1987 and over that period served as Vice President of Product Marketing, Vice President of Corporate Planning and Business Development and President of its subsidiary, International Computerized Telemarketing.

John A. Stoops	52	Mr. Stoops has been a director of the Company since 1996. He has been Director of International Marketing for Scholastics Direct to Home since January 2006 and prior to that was an independent marketing consultant since June 2001. Mr. Stoops had been Vice President of Scholastics Direct to Home from June 1999 to June 2001. From January 1995 to May 1999, Mr. Stoops was Vice President of Books for American Express Publishing Corporation. From November 1990 to September 1994, Mr. Stoops was President of Atlas Editions, U.S.A.

Directors Continuing in Office with Terms Expiring in 2007

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships

Bernard Somers	57	Mr. Somers has been a director of the Company since 1996. Mr. Somers has been a partner of Somers & Associates, Chartered Accountants, located in Dublin, Ireland, since 1988. He currently serves as a director of Eurotel Marketing Limited, a subsidiary of the Company.

Seth J. Lehr	49	Mr. Lehr has been a director of the Company since 2000. Mr. Lehr has been a partner of LLR Equity Partners, L.P., located in Philadelphia, Pennsylvania since 1999. From 1992 to 1999, Mr. Lehr was employed by Legg Mason Wood Walker, a Baltimore-based investment banking firm, and held the position of Managing Director and Group Head of the Investment Bank Division.

Directors Continuing in Office with Terms Expiring in 2008

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships

Donald P. Brennan	65	Donald P. Brennan has served as Vice-Chairman and a director of the Company since April 1987. He also serves as a director of Eurotel Marketing Limited and ICT Australia PTY Ltd, both of which are subsidiaries of the Company. Mr. Brennan has been a private investor since December 1998. From February 1996 to December 1998, he was an Advisory Director of Morgan Stanley & Co. Incorporated. In addition, Mr. Brennan served as a Managing Director and Head of the Merchant Banking Division of Morgan Stanley & Co. Incorporated from 1986 until his retirement in February 1996, and he also has served as Chairman of Morgan Stanley Capital Partners III, Inc., Chairman of Morgan Stanley Leveraged Equity Fund II, Inc., Chairman of Morgan Stanley Venture Partners and a director of Morgan Stanley & Co. Incorporated.

Gordon Coburn	42	Mr. Coburn has been a director of the Company since August 2005. He has been Executive Vice President of Cognizant Technology Solutions Corporation (“Cognizant”) since December 2003. Mr. Coburn also serves as Chief Financial Officer, Treasurer and Secretary of Cognizant, positions he has held since March 1998. From November 1999 to December 2003, Mr. Coburn served as Senior Vice President, and from 1996 to November 1999 served as Vice President, of Cognizant. Mr. Coburn served as Senior Director – Group Finance & Operations for Cognizant from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation.

General Information Concerning the Board of Directors and its Committees

The Board of Directors of the Company met on eight occasions during 2005. The Board of Directors annually elects from its members an Audit Committee and Compensation Committee. Each director attended all of the Board and applicable committee meetings during 2005.

Controlled Company. John J. Brennan and Eileen Brennan Oakley have reported on their Schedule 13D, as amended, filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2006, that they were part of a group and together held in excess of 50% of the power to vote in the election of directors of the Company. Therefore, prior to April 11, 2006, the Company was a “controlled company” as defined by Nasdaq rules and exempt from the requirement to maintain a majority of independent directors on the Board and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. However, the Board of Directors has determined that a majority of its members – Messrs. Somers, Stoops, Lehr and Coburn—are independent directors.

The Company closed a public offering of Common Stock (the “Offering”) on April 11, 2006 (the “Closing Date”). In connection with the Offering, the Company issued and sold 2,050,000 shares of Common Stock and certain selling stockholders sold 1,100,000 shares of Common Stock. As a result of the Offering, John J. Brennan and Eileen Brennan Oakley as a group no longer hold in excess of 50% of the power to vote in the election of directors of the Company, and the Company no longer qualifies as a “controlled company.” Accordingly, under the Nasdaq rules, the Company will be required to:

•	Restructure the Compensation Committee within one year of the Closing Date so that all members of the Compensation Committee will be independent directors; and

•	Ensure that within one year of the Closing Date, (i) the director nominees must be selected, or recommended for the Board’s selection, either by a majority of independent directors, or a nominating committee comprised solely of independent directors, and (ii) establish a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as required by the federal securities laws and Nasdaq rules.

The Company intends to fully comply with the requirements set forth above.

Audit Committee. The Audit Committee met nine times during 2005. From January until August 2005, Bernard Somers (Chairman), John A. Stoops and Seth J. Lehr served on the Audit Committee. In August 2005, the Board elected Mr. Stoops to the Compensation Committee and elected Gordon Coburn to replace Mr. Stoops on the Audit Committee. The Board has determined that all directors who served on the Audit Committee during 2005 and all current members of the Audit Committee are independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act). In addition, the Board of Directors has determined that Bernard Somers, Seth J. Lehr and Gordon Coburn qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K. In February 2006, the Board of Directors amended the charter for the Audit Committee. A copy of the amended charter is included as Appendix A to this proxy statement and is posted on the Company’s website at www.ictgroup.com. The Audit Committee appoints the Company’s independent registered public accounting firm to serve the following year, oversees their independence and monitors the integrity of the Company’s financial reporting process and system of internal controls. The Audit Committee meets quarterly with the Company’s principal financial and accounting officers and independent registered public accounting firm to review the scope of auditing procedures, the Company’s policies relating to internal auditing and accounting procedures and controls, and to discuss results of the quarterly reviews and the annual audit of the Company’s consolidated financial statements.

Compensation Committee. The Compensation Committee met six times during 2005. From January until August 2005, the committee was composed of Donald P. Brennan (Chairman) and Bernard Somers. In August 2005, John Stoops joined the Compensation Committee. The Compensation Committee is responsible for approving the base salaries and the total direct compensation levels of the Chief Executive Officer and the other executive officers of the Company. In addition, the Compensation Committee (i) reviews and approves the performance criteria for incentive compensation awards and the achievement levels and payout for the executive officers in accordance with the Company’s Incentive Plan (ii) determines awards of equity compensation to executive officers under the Company’s equity compensation plans and (iii) reviews other compensation matters generally.

Director Nominations. The Board of Directors does not have a standing nominating committee or a nominating committee charter. The Board of Directors has not considered a nominating committee necessary because the size of the Board permits effective consideration of candidates by the full Board and because few directors have been added to the Board since the Company’s inception. Nominees for the Board of Directors are selected by the Board after receiving recommendations of potential candidates from a member of the Board. The Company has in the past, and may in the future, engage a third party search firm to assist in identifying and evaluating potential nominees. The Board of Directors will consider a shareholder’s nominees for election to the Board in 2007 if the suggestion is made in writing, includes biographical data and a description of the nominees’ qualifications and is accompanied by the written consent of each nominee. Any such suggestion for nominees must be mailed to the Secretary of the Company at its corporate offices and received by the Secretary no later than December 1, 2006. Shareholder nominees for the Board will be evaluated in the same manner as candidates recommended by a member of the Board or identified by a search firm. After full consideration, the shareholder proponent will be notified of the Board’s decision.

The Board has not established minimum qualifications for Board members but may do so in the future. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal integrity and judgment, and skills and qualifications that complement the skills and qualifications of other Board members.

Shareholder Communication with Board Members. Any shareholder who wishes to communicate with the Board, or one or more specific members of the Board or Committees of the Board, should communicate in a writing addressed to the Secretary of the Company at its corporate offices. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressee.

Board Member Attendance at Annual Meetings. The Company expects all directors to attend the annual meeting of shareholders. All directors attended the annual meeting of shareholders held in 2005.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
John J. Brennan	62	Chairman, Chief Executive Officer and President

John D. Campbell	50	Executive Vice President, Global Sales and Marketing

Timothy F. Kowalski	45	Executive Vice President, Marketing and Technology Solutions

John L. Magee	52	Executive Vice President, Global Operations

Vincent A. Paccapaniccia	48	Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary

Lloyd M. Wirshba	47	Executive Vice President and Chief Administrative Officer

Pamela J. Goyke	50	Chief Information Officer and Senior Vice President of Systems and Technology

Janice A. Jones	61	Senior Vice President, Corporate Support Services

Dean J. Kilpatrick	61	Senior Vice President, North American Sales and Services

Donald T. McCormick	48	Senior Vice President, Credit Card & Affinity Sales

Jeffrey C. Moore	50	Senior Vice President, General Counsel and Secretary

John J. Brennan’s employment background is described above under “Nominees for Election with Terms Expiring in 2009.”

John D. Campbell has served as Executive Vice President, Global Sales and Marketing of the Company since January 2003. Prior to that, Mr. Campbell was President of ICT Sales since January 1998. He served as President of ICT Domestic Sales from January 1997 to January 1998 and as Senior Vice President, Sales and Marketing from January 1990 to January 1998.

Timothy F. Kowalski has served as Executive Vice President, Marketing and Technology Solutions of the Company since January 2005 and prior to that was Executive Vice President, Technology and Planning since January 2003. Prior to that, Mr. Kowalski was President, CRM Technology Ventures and Senior Vice President Corporate Planning since December 2001. From February 2000 to November 2001, Mr. Kowalski served as President of the Company’s former wholly-owned subsidiary iCT ConnectedTouch LLC. Mr. Kowalski was the Company’s Senior Vice President, Systems and Technology and Chief Information Officer from August 1997 to February 2000.

John L. Magee has served as Executive Vice President, Global Operations of the Company since January 2003. Prior to that, Mr. Magee was President, ICT North American Services since January 2001 and was President of ICT TeleServices Division since January 1996. He was the Company’s Executive Vice President, Operations from January 1994 to January 1996. From November 1987 to January 1994, he served as Senior Vice President, Operations of the Company.

Vincent A. Paccapaniccia has served as Executive Vice President, Finance and Administration of the Company since January 2003 and as Chief Financial Officer and Assistant Secretary since August 1998. From July 1998 until January 2003, Mr. Paccapaniccia was the Company’s Senior Vice President of Finance. From January 1996 to July 1998, Mr. Paccapaniccia served as Vice President of Finance.

Lloyd Wirshba has served as Executive Vice President and Chief Administrative Officer of the Company since January 2006 and as Executive Vice President since July 2005. Prior to joining the Company, Mr. Wirshba was the Senior Vice President, Member Services for America Online from May 2003 to February 2005. Prior to that, Mr. Wirshba held positions of increasing responsibility with American Express Company, including Senior Vice President, US Service Delivery from January 2001 to May 2003.

Pamela J. Goyke has served as the Company’s Chief Information Officer and Senior Vice President of Systems and Technology since October 2000. Prior to joining the Company, Ms. Goyke served as Senior Manager for Ernst & Young LLP, in its High Growth Customer Relationship Management Practice from 1999 to 2000. She held several senior management positions with Electronic Data Systems from 1981 to 1998, including Divisional Vice President and Divisional Chief Information Officer.

Janice A. Jones has served as the Company’s Senior Vice President, Corporate Support Services since January 2003. Prior to that, Ms. Jones was the Company’s Senior Vice President Quality Management and Development since September 1999 and served as Vice President Quality Assurance from 1996 to 1999.

Dean J. Kilpatrick has served as Senior Vice President, North American Sales and Services of the Company since February 2006 and previously was Senior Vice President CRM Services Operations since July 2003. Prior to that, Mr. Kilpatrick was Senior Vice President Corporate Operations since May 2002 and President of the Company’s Marketing Services division since September 1996.

Donald T. McCormick has served as Senior Vice President, Credit Card & Affinity Sales of the Company since January 2006 and previously was Senior Vice President North American Sales Division since July 1, 2003. From December 1999 until July 2003, Mr. McCormick served as the Vice President and General Manager of the Company’s financial services business. Prior to joining the Company, Mr. McCormick was the President of Beach Direct Marketing Resources, Inc. from June 1998 to December 1999.

Jeffrey C. Moore has served as the Company’s Senior Vice President, General Counsel and Secretary since December 2003. From October 1996 until December 2003, Mr. Moore served as General Counsel and later Vice President and General Counsel of Kulicke & Soffa Industries, Inc., a chip assembly and test interconnect company.

The executive officers are elected or appointed by the Board of Directors of the Company to serve until election or appointment and qualification of their successors or their earlier death, resignation or removal.

The Company has adopted a Code of Conduct that applies to the directors, officers and employees of the Company, and a Code of Ethics for the Company’s Chief Executive Officer and senior financial officers. Both documents are available on the Company’s website at www.ictgroup.com. You may also request these documents in print form by contacting the Legal Department of ICT Group, Inc., 100 Brandywine Boulevard, Newtown, Pennsylvania 18940. The information on the Company’s website is not and should not be considered as part of this proxy statement and is intended to be an inactive textual reference only.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 24, 2006 (except as otherwise noted) regarding the beneficial ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

Executive Officers and Directors

Names	Number of Shares Beneficially Owned(1)	Percentage of Class(2)

John J. Brennan(3)	7,687,992	58.9%

Donald P. Brennan(4)	4,840,353	37.8%

Gordon Coburn(5)	7,500	*

Seth J. Lehr(5)	47,500	*

Bernard Somers(5)	33,500	*

John A. Stoops(5)	27,500	*

John L. Magee(6)	149,331	1.2%

John D. Campbell(7)	127,949	1.0%

Timothy F. Kowalski(8)	44,312	*

Vincent A. Paccapaniccia(9)	60,730	*

All executive officers and directors as a group (16 persons)(10)	8,181,161	60.6%

Other Beneficial Owners

Names	Number of Shares Beneficially Owned(1)	Percentage of Class(2)

Eileen Brennan Oakley(11)	5,381,556	42.1%

Wellington Management Company, LLP(12)	882,700	6.9%
75 State Street
Boston, MA 02109

*	Less than one percent

(1)	Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable as of, or within 60 days of, March 24, 2006.

(2)	The percentage for each individual or group is based on the aggregate number of shares outstanding as of March 24, 2006 (12,793,910) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable as of, or within 60 days of, March 24, 2006.

(3)	Consists of (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share dispositive power and certain voting power, and John J. Brennan and Eileen Brennan Oakley share certain voting power pursuant to an Amended and Restated Voting Trust Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below, (ii) 154,425 issued and outstanding shares of Common Stock over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company, (iii) 1,873,111 issued and outstanding shares of Common Stock, (iv) 29,200 issued and outstanding shares of Common Stock held jointly with John Brennan’s wife, (v) 249,700 shares of Common Stock issuable pursuant to exercisable stock options issued in John Brennan’s name and (vi) 881,556 shares of Common Stock held subject to twelve trusts over which Ms. Oakley, the daughter of Donald P. Brennan, and John J. Brennan share certain voting power pursuant to a Voting Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

(4)	Consists of (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share dispositive power and certain voting power, and John J. Brennan and Eileen Brennan Oakley share certain voting power pursuant to an Amended and Restated Voting Trust Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below, (ii) 315,353 issued and outstanding shares of Common Stock and (iii) 25,000 shares of Common Stock issuable pursuant to exercisable stock options issued in Donald Brennan’s name. Does not include 865,591 shares of Common Stock held by grantor retained annuity trusts over which Donald Brennan, the grantor, is precluded from exercising any power, including the power to vote or dispose of such shares. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

(5)	Includes or consists of shares subject to exercisable stock options in the following amounts: Mr. Coburn (7,500); Mr. Lehr (27,500); Mr. Somers (27,500); and Mr. Stoops (24,500).

(6)	Includes 61,900 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(7)	Includes 76,400 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement and 31,500 issued and outstanding shares of Common Stock held jointly with John Campbell’s wife.

(8)	Includes 44,100 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(9)	Includes 50,600 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(10)	Includes 701,625 shares of Common Stock issuable pursuant to exercisable stock options.

(11)	Consists of (i) 881,556 shares of Common Stock held subject to twelve trusts over which Ms. Oakley has voting control and (ii) 4,500,000 shares of Common Stock over which John J. Brennan and Ms. Oakley share certain voting power pursuant to an Amended and Restated Voting Trust Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

(12)	In a Schedule 13G/A reporting beneficial ownership as of December 30, 2005, Wellington Management Company, LLP reported that it is an investment advisor with the shared power to vote 242,700 of these shares and the shared power to dispose of all 882,700 shares.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table.    The following table sets forth for the years ended December 31, 2005, 2004 and 2003 compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation					Long Term Compensation		All Other Compensation(2)
Name and Principal Position	Year	Salary		Bonus(1)		Restricted Stock Awards
John J. Brennan Chairman, President and Chief Executive Officer	2005 2004 2003	$ $ $	625,000 628,942 502,883	$ $ $	552,561 161,371 106,930	$ $ $	87,898 (3) 0 (4) 0 (4)	$ $ $	101,754 136,098 125,399
John L. Magee Executive Vice President, Global Operations	2005 2004 2003	$ $ $	310,912 300,250 274,538	$ $ $	172,592 59,150 45,708	$ $ $	16,327 (3) 0 (4) 0 (4)	$ $ $	7,811 7,329 6,631
John D. Campbell Executive Vice President, Global Sales and Marketing	2005 2004 2003	$ $ $	239,555 234,211 219,769	$ $ $	225,545 139,130 123,550	$ $ $	20,808 (3) 0 (4) 0 (4)	$ $ $	5,894 5,143 4,824
Timothy F. Kowalski Executive Vice President, Marketing and Technology Solutions	2005 2004 2003	$ $ $	238,421 234,211 219,769	$ $ $	133,928 45,462 35,980	$ $ $	12,657 (3) 0 (4) 0 (4)	$ $ $	7,050 6,702 6,265
Vincent A. Paccapaniccia Executive Vice President, Finance and Administration, Chief Financial Officer	2005 2004 2003	$ $ $	237,283 231,557 209,538	$ $ $	132,143 43,443 31,493	$ $ $	12,501 (3) 0 (4) 0 (4)	$ $ $	8,106 8,706 6,784

(1)	Represents cash incentive payments earned during the fiscal year indicated pursuant to the Company’s Incentive Plan (See Compensation Committee Report contained elsewhere in this proxy statement). In addition, the bonus amounts for 2005 include $43,960, $8,163, $10,398, $6,345 and $6,250 for Messrs. Brennan, Magee, Campbell, Kowalski and Paccapaniccia, respectively, which represent the fair market value of restricted stock units (“restricted stock units” or “RSUs”) that vested on February 21, 2006, the date of grant. The number of RSUs that vested on February 21, 2006 for the named executive officers were: Mr. Brennan (2,321); Mr. Magee (431); Mr. Campbell (549); Mr. Kowalski (335) and Mr. Paccapaniccia (330). See footnote 3 below.

(2)	Includes for 2005: (i) Company contributions of $4,200 to the Company’s 401(k) tax - qualified employee savings and retirement plan on behalf of each of Messrs. Brennan, Magee, Campbell, Kowalski and Paccapaniccia; (ii) the income imputed to Messrs. Brennan, Magee, Campbell, Kowalski and Paccapaniccia with respect to premiums paid by the Company for group term life insurance, in the amount of $3,564, $1,242, $1,242, $810 and $826, respectively; (iii) premiums paid by the Company in the amount of $66,536, $558 and $451 for life insurance on behalf of Messrs. Brennan, Magee and Campbell, respectively; (iv) Company contributions of $10,337, $1,297, $2,040 and $2,553 to the Company’s non-qualified deferred compensation plan on behalf of Messrs. Brennan, Magee, Kowalski and Paccapaniccia, respectively, (v) health benefits of $3,032, $514 and $548 paid by the Company on behalf of Messrs. Brennan, Magee and Paccapaniccia, respectively and (vi) lease payments paid by the Company in the amount of $14,085 for an automobile leased on behalf of Mr. Brennan.

(3)

On February 21, 2006, a total of 6,961, 1,293, 1,647, 1,003 and 990 RSUs were awarded to Messrs. Brennan, Magee, Campbell, Kowalski and Paccapaniccia, respectively, in payment of one – half of the annual incentive plan award for 2005. Each grant of RSUs vests in three equal annual installments beginning on the date of grant and entitles the grantee to receive shares of Common Stock on a one-for-one basis. The RSUs that vested on the grant date are reported as a bonus under the Bonus column of this table. The value of the unvested RSUs, calculated based on the fair market value of the Company’s Common Stock on the grant date, are reported as Restricted Stock Awards. The RSUs will not be adjusted based upon dividends paid by the Company, if any, on the underlying shares of Common Stock. No stock options were granted to the named executive officers in 2005.

(4)	No stock options or restricted stock awards were granted to the named executive officers in 2003 or 2004.

Year-End Values.    The following table summarizes option exercises during 2005 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 2005.

Aggregated Option Exercises in Last Year and Year-End Option Values

Name	Shares of Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

John J. Brennan	—	—	249,700	—	$2,370,685	—

John L. Magee	77,000	$712,747	61,900	—	$563,740	—

John D. Campbell	9,000	$82,710	76,400	—	$691,078	—

Timothy F. Kowalski	—	—	44,100	—	$349,245	—

Vincent A. Paccapaniccia	9,000	$120,280	50,600	—	$471,680	—

(1)	Values calculated using the closing market price of $16.95 per share of the Company’s Common Stock on December 30, 2005 and the per share exercise price of the individual’s options.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,164,288	$9.61	969,337

Equity compensation plans not approved by security holders	0	0	0

Total	1,164,288	$9.61	969,337

Non-Qualified Deferred Compensation Plan

In October 1999, the Company adopted a Non-Qualified Deferred Compensation Plan (the “1999 Deferred Compensation Plan”) for certain employees, under which deferrals commenced as of April 2000. The 1999 Deferred Compensation Plan allowed participating employees to defer a portion of their compensation on a pre-tax basis. The amount participating employees were permitted to defer was limited based upon their job level. Pursuant to an amendment to the 1999 Deferred Compensation Plan effective January 1, 2001, the Company has made a matching contribution to the account of each participant in an amount equal to ten percent (10%) of the amount of such participant’s current year deferral under the 1999 Deferred Compensation Plan. The contributions from this match vest in the employee’s account ratably over a period of three (3) years measured from the employee’s first day of employment with the Company. Employees are fully vested in the amounts they deferred, but withdrawals are not permitted until the termination of the 1999 Deferred Compensation Plan, or the termination, disability or death of the participating employee. Other withdrawals are permitted for unforeseeable emergencies only.

As a result of requirements for deferred compensation plans imposed by the American Jobs Creation Act of 2004, the Company decided to cease new deferrals under the 1999 Deferred Compensation Plan as of December 31, 2004. The Company adopted a new deferred compensation plan on March 8, 2005 (the “2005 Deferred Compensation Plan”), which conforms to the requirements of the American Jobs Creation Act and is otherwise substantially the same as the 1999 Deferred Compensation Plan, including the provisions regarding the amount and vesting of the Company’s matching contributions. Under the 2005 Deferred Compensation Plan, the amount participating employees may defer is limited based upon their job level with the maximum permitted deferral being 50% of the first $1,500,000 of compensation.

Employment Agreements

On March 13, 2006 (the “Date of Execution”), the Company entered into an amended and restated employment agreement (the “Restated Employment Agreement”) with John J. Brennan as Chief Executive Officer of the Company. The Restated Employment Agreement provides for a three-year term beginning on March 13, 2006 and includes a notice and negotiation period at least 210 days before the end of the term. The Restated Employment Agreement initially provides for a base salary of $675,000, which may be increased each year at the discretion of the Company’s Board of Directors. Under the Restated Employment Agreement, Mr. Brennan is eligible to participate in all of the Company’s benefit plans, including the Company’s health insurance plan, life insurance plan, and short- and long-term disability plans. In addition, Mr. Brennan is eligible to participate in any insurance, bonus, stock, equity compensation or benefit plan or program which is offered to any other senior executives of the Company. Specifically, Mr. Brennan may not, however, continue participation in the Company’s Annual Incentive Plan once he begins participation in the Company’s Long-Term Incentive Plan (“LTIP”), as and when it is implemented (See Proposal 2 – Approval of the ICT Group, Inc. Long-Term Incentive Plan). Mr. Brennan is also eligible to participate in the Company’s ongoing Quarterly Incentive Plan (the “QIP”).

In addition, Mr. Brennan will receive the following specific equity grants (collectively, the “Equity Grants”) under the Company’s 1996 Equity Compensation Plan or a successor plan, if applicable:

1. Mr. Brennan will receive 100,000 stock units (“Stock Units”) as of the Date of Execution, which will vest 25% per year on each of the first four anniversaries of the Date of Execution, provided that Mr. Brennan is employed by the Company on the relevant anniversary date or is providing service to the Company as a member of the Board or as a consultant. Once Mr. Brennan vests in his Stock Units, he will receive 50% in cash, based on the number of Stock Units vesting on the relevant date, valued at the fair market value of the Company’s stock on the vesting date, and 50% in stock, unless Mr. Brennan has made a valid deferral election under the terms of a Company deferred compensation arrangement. In the event that the amount described in this paragraph is payable to Mr. Brennan at a time when some or all of the amount would be nondeductible under section 162(m) of the Internal Revenue Code, Mr. Brennan will defer 50% of the amount until such time as the deferred amount may be paid without adverse tax consequences to the Company. Mr. Brennan retains the right to determine which form of payment (cash or stock) will be deferred;

2. Subject to meeting the applicable performance criteria described below, Mr. Brennan will receive

100,000 RSUs under the LTIP on the first anniversary of the Date of Execution, which will vest 33 1/3% on each of the second, third and fourth anniversaries of the Date of Execution, contingent on the Company’s financial performance for the 2006 fiscal year. Mr. Brennan will receive between 25% and 100% of the RSUs based on the pre-tax earnings of the Company as compared to a target contained in the Company’s annual business plan for the 2006 fiscal year (the “2006 Target”). No RSUs will be awarded to Mr. Brennan in the event of attainment of less than 70% of the 2006 Target;

3. Subject to meeting the applicable performance criteria described below, Mr. Brennan will receive 100,000 RSUs under the LTIP on the second anniversary of the Date of Execution, which will vest 50% in each of the third and fourth anniversaries of the Date of Execution, contingent on the Company’s financial performance for the 2007 fiscal year. Mr. Brennan will receive between 25% and 100% of the RSUs based on the pre-tax earnings of the Company as compared to a target contained in the Company’s annual business plan for the 2007 fiscal year (the “2007 Target”). No RSUs will be awarded to Mr. Brennan in the event of attainment of less than 70% of the 2007 Target.

The Company will reimburse Mr. Brennan for actual expenses incurred with regard to personal financial planning, which includes tax and estate and gift planning and tax return preparation, up to a maximum of $25,000 per calendar year and pay all applicable taxes on such compensation. The Restated Employment Agreement provides that the Company will pay certain individual insurance policy premiums (e.g., life, disability) for Mr. Brennan and lease an automobile for Mr. Brennan.

The Restated Employment Agreement with Mr. Brennan also provides for certain benefits in the event of termination of employment. If Mr. Brennan’s employment is terminated due to death, Mr. Brennan’s estate will receive his compensation accrued through his termination date; an amount equal to a prorated portion of his bonus that he would have received in the year of his termination if he had continued to be employed by the Company; and a lump sum payment equal to twelve months’ salary. In addition, any amounts credited to Mr. Brennan under the Company’s LTIP and all of the restricted stock or RSUs will fully vest. In the event that Mr. Brennan terminates his employment for Good Reason, as defined in the Restated Employment Agreement, or if the Company terminates Mr. Brennan’s employment not for Willful Misconduct (as defined in the Restated Employment Agreement) or through non-renewal of the Restated Employment Agreement, the Company will fulfill all of its obligations under the Restated Employment Agreement (including, but not limited to, with regard to salary, bonuses and benefits, but not including the Equity Grants described above) for 36 months after the termination of Mr. Brennan’s employment. In addition, Mr. Brennan will immediately become 100% vested in (i) any amount to his credit under the LTIP, (ii) all Stock Units and RSUs and (iii) any other equity or equity based awards that may have been granted to him. In the event that Mr. Brennan terminates his employment for other than Good Reason, the Company will fulfill all of its obligations under the Restated Employment Agreement (including, but not limited to, with regard to salary, bonuses and benefits but not including the Equity Grants described above) for one year after the termination of employment. If Mr. Brennan experiences a Change in Status (as defined in the Restated Employment Agreement), he will continue to vest in all amounts credited under the LTIP, in all Equity Grants and in any other equity or equity based awards that have been granted to him. Upon a Change in Status, Mr. Brennan will be entitled to receive the Equity Grants for the year in which his Change of Status occurs if he has completed at least six months of service as the Chief Executive Officer during such year, with such Equity Grants to be prorated to reflect a partial year of service. Additionally, if Mr. Brennan has served as the Company’s Chief Executive Officer for at least one full year of an LTIP performance period prior to the Change in Status, he will be entitled to earn the remainder of the LTIP award for that performance period as if he had remained employed by the Company for the entire performance period. In the event that the Company terminates Mr. Brennan’s employment for Willful Misconduct, the Company will have no further obligations or liabilities to Mr. Brennan after his termination.

In August 2002, the Company entered into an employment agreement with John L. Magee that provided for a base salary of $265,000 per year. Mr. Magee’s employment agreement provides for his salary, which currently is $317,200, to be reviewed annually by the Board of Directors. His employment agreement has an initial term of one year, and is renewed automatically each year for an additional one-year term unless either party to the agreement terminates prior to the end of the renewal term. The Company may terminate the employment agreement at any time, with or without cause. The employment agreement contains severance provisions that, if triggered, entitle Mr. Magee to monthly severance payments in an amount equal to his then-current monthly salary for a period of 18 months. The severance payments are triggered by the termination of Mr. Magee’s employment by the Company without cause or upon Mr. Magee’s resignation for “good reason” which includes a breach by the Company of its obligation under the employment agreement, a material diminishment of Mr. Magee’s duties or the removal of Mr. Magee from his position without his consent.

In March 2003, the Company entered into an employment agreement with John D. Campbell that provided for a base salary of $215,000 per year. Mr. Campbell’s employment agreement provides for his salary, which currently is $244,400, to be reviewed annually by the Board of Directors. His employment agreement has an initial term of one year, and is renewed automatically each year for an additional one-year term unless either party to the agreement terminates prior to the end of the renewal term. The Company may terminate the employment agreement at any time, with or without cause. The employment agreement contains severance provision that, if triggered, entitle Mr. Campbell to monthly severance payments in an amount equal to his then-current monthly salary for a period of 18 months. The severance payments are triggered by the termination of Mr. Campbell’s employment by the Company without cause.

In July 1997, the Company entered into an employment agreement with Timothy F. Kowalski that provided for a base salary of $135,000 per year. Mr. Kowalski’s employment agreement provides for his salary, which currently is $242,100, to be reviewed annually by the Board of Directors. His employment agreement has an initial term of one year and renews automatically for consecutive one-year periods unless either party terminates prior to the end of the renewal term. In March 2003, Mr. Kowalski’s employment agreement was amended to provide for Mr. Kowalski to receive monthly severance payments equal to his then current monthly salary in the event of the termination of his employment by the Company without cause for either twelve (12) months if Mr. Kowalski has less than ten (10) years of uninterrupted service with the Company, or eighteen (18) months if Mr. Kowalski has ten (10) years or more of uninterrupted service with the Company, at the time of such termination.

In August 1998, the Company entered into an employment agreement with Vincent A. Paccapaniccia that provided for a base salary of $135,000 per year. Mr. Paccapaniccia’s employment agreement provides for his salary, which currently is $239,800, to be reviewed annually by the Board of Directors. His employment agreement has an initial term of one year and renews automatically for consecutive one-year periods unless either party terminates prior to the end of the renewal term. In October 2002, Mr. Paccapaniccia’s employment agreement was amended to provide for Mr. Paccapaniccia to receive monthly severance payments equal to his then current monthly salary in the event of the termination of his employment by the Company without cause for either twelve (12) months if Mr. Paccapaniccia has less than ten (10) years of uninterrupted service with the Company, or eighteen (18) months if Mr. Paccapaniccia has ten (10) years or more of uninterrupted service with the Company, at the time of such termination.

The employment agreements discussed above contain non-tampering, non-disclosure, non-solicitation and confidentiality provisions. Although the employment agreements restrict the employee from interfering with the Company’s current, former or potential customers, none contain a provision restricting a terminated employee’s ability to work for a competitor of the Company.

Compensation of Directors

During 2005, non-employee directors were paid an annual fee of $25,000 and, in addition, directors’ fees of $2,500 for each quarterly Board meeting and each special Board meeting attended in person or by telephone and $500 for any other telephonic Board meeting attended. The Chairman of the Compensation Committee received $2,000 for each committee meeting attended and the other members of the Compensation Committee received $1,250 for each committee meeting attended.

In May 2005, the Compensation Committee recommended, and the Board approved, an increase in the fees paid to the Chairman and the other members of the Audit Committee for attendance at committee meetings. The fee for the Chairman was increased from $2,000 per meeting attended to $3,500 per meeting attended, and the fee for the other members was increased from $1,250 per meeting attended to $1,500 per meeting attended, in each case beginning with the Audit Committee’s meeting in July 2005. The Compensation Committee based its recommendations upon an analysis of director compensation prepared by an independent compensation consultant and the increased workload and responsibility of Audit Committee members.

In addition, directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

Under the Company’s 1996 Non-Employee Directors Plan as currently in effect, each non-employee director receives, upon initial election to the Board, an option to purchase 15,000 shares of Common Stock. These initial options are exercisable with respect to fifty percent (50%) of the shares on the date of grant and become exercisable with respect to the remaining fifty percent (50%) of the shares on the first anniversary of the date of grant if the director continues to be a member of the Board of Directors through that date. These initial options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance. In addition, each non-employee director is granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting; these options vest on the first anniversary of the date of grant if the director continues to be a member of the Board of Directors through that date, have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance.

On March 9, 2006, the Board approved a ten (10) year extension of the 1996 Non-Employee Directors Plan, directed that the plan be amended to permit the grant of restricted stock and restricted stock units and authorized the Chief Executive Officer to make changes to the plan to conform to current best practices and laws and regulations. The Board directed that the amended and restated Non-Employee Directors Plan be submitted to shareholders for approval at the Annual Meeting (See Proposal 4 – Approval of the ICT Group, Inc. 2006 Non – Employee Directors Plan).

Certain Relationships and Related Transactions

Voting Trust Agreement.    John J. Brennan, Donald P. Brennan and the Company entered into an Amended and Restated Voting Trust Agreement dated as of October 16, 2000, which was amended and restated as of April 1, 2004 (the “Voting Trust Agreement”). The Voting Trust Agreement terminates December 31, 2080. John J. Brennan and Donald P. Brennan are voting trustees of the voting trust created by the Voting Trust Agreement. The Voting Trust Agreement provides that all acts of John J. Brennan and Donald P. Brennan as voting trustees must be by unanimous consent. While Donald P. Brennan is a trustee under the Voting Trust Agreement and while Eileen Brennan Oakley and John J. Brennan are parties to a separate Voting Agreement (described below in “Voting Agreements”) all decisions regarding the vote, or abstention from voting, for the election of the Company’s directors shall be made by the unanimous consent of Ms. Oakley and John J. Brennan. John J. Brennan has the right under the Voting Trust Agreement to designate an individual to act as his successor trustee upon his death or resignation; if no such successor is so designated, his wife, Jean M. Brennan, will act as successor trustee. If she acts as a trustee, Jean M. Brennan may designate any child of John J. Brennan to act as her successor trustee upon her death or resignation. Upon the death or resignation of Donald P. Brennan as a voting trustee, his daughter, Eileen Brennan Oakley, will become a voting trustee. If Eileen Brennan Oakley fails or ceases to act as a voting trustee, the next oldest child of Donald P. Brennan shall become a voting trustee. If Donald P. Brennan dies or resigns while John J. Brennan is acting as a voting trustee, the vote of John J. Brennan constitutes the unanimous vote of the trustees in the event of any disagreement between John J. Brennan and the successor voting trustee of Donald P. Brennan. The Voting Trust Agreement provides for the appointment of an independent trustee to act as co-trustee in the event that none of John J. Brennan, the wife of John J. Brennan and Donald P. Brennan is acting as voting trustees. The trustees are required to vote all shares held under the Voting

Trust Agreement to elect Donald P. Brennan as a director of the Company if he is nominated for election as a director and to vote all such shares against the removal of Donald P. Brennan as a director of the Company, unless he is unable to perform his duties as a director due to mental or physical incapacity or unless he has engaged in willful misconduct or gross negligence. Pursuant to a supplemental agreement entered into as of October 16, 2000 between John J. Brennan and Donald P. Brennan, (the “Supplemental Agreement”), Donald P. Brennan consented to John J. Brennan’s withdrawal from the Voting Trust of shares of ICT Common Stock that he beneficially owned in excess of 2,250,000 shares, provided that the shares he removed remain subject to the Amended and Restated Shareholders Agreement dated as of October 16, 2000, as described below. John J. Brennan withdrew 1,846,500 shares of ICT Common Stock from the Voting Trust, leaving 2,250,000 shares he beneficially owns subject to the Voting Trust. Under the Supplemental Agreement, John J. Brennan and Donald P. Brennan agreed to use their best efforts to ensure that the other is nominated to stand for election as a director of the Company at the conclusion of each of their respective terms and John J. Brennan agreed to vote the shares he removed from the Voting Trust for Donald P. Brennan’s election as a director of the Company.

Shareholders’ Agreement.    The Company, John J. Brennan, Donald P. Brennan and certain family trusts that have been established by John J. Brennan and Donald P. Brennan (the “Trusts”) have entered into an Amended and Restated Shareholders Agreement dated as of October 16, 2000 that covers the shares of Common Stock that each beneficially owns, including those held in the Voting Trust (the “Shareholders’ Agreement”). The Shareholders’ Agreement prohibits the transfer of shares owned by John J. Brennan, Donald P. Brennan and the Trusts, without the consent of the other parties to the Shareholders’ Agreement, except (i) pursuant to a public offering, (ii) to certain family members and trusts who agree to be bound by the Shareholders’ Agreement, (iii) to another party, or the Company, pursuant to rights of first refusal or (iv) to a third party if rights of first refusal have not been exercised.

Voting Agreements.    Each of the Company’s employee optionholders has entered into a ten-year voting agreement (the “Optionholder Voting Agreements”) with the Company and John J. Brennan pursuant to which each optionholder has agreed to vote all shares of Common Stock received by such individuals upon the exercise of options in the manner directed by Mr. Brennan. The Optionholder Voting Agreements are binding on each of the optionholders’ successors in interest. Mr. Brennan is required to release shares covered by the Optionholder Voting Agreements if a shareholder intends to sell shares in the public market and completes the sale within 90 days of the release. Shares sold in the public market are thereafter not subject to the Voting Agreements.

In addition, the Company, John J. Brennan and Eileen Brennan Oakley, (the “Trustee”), the Trustee of the Brennan Family 1997 Trust and the Brennan Family 1996 Trust, have entered into a ten-year voting agreement dated as of April 1, 2004, pursuant to which all shares of Common Stock beneficially owned by the Trustee will be voted by unanimous consent with Mr. Brennan on all matters submitted to shareholders involving the election of members of the Board of Directors. The agreement, and the proxy given to Mr. Brennan for the Trustee’s shares, may be revoked-at-will by either John J. Brennan or the Trustee. In connection with the Offering that closed on April 11, 2006 (see General Information Concerning the Board of Directors and its Committees – Controlled Company), the Trustee revoked the agreement and the proxy with respect to the shares in the Brennan Family 1996 Trust.

John J. Brennan, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Donald P. Brennan, Vice Chairman of the Company, are brothers.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s consolidated financial statements and the financial reporting process. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating primarily to the Company’s financial reporting process, its systems of internal accounting and financial controls and the independent audit of its consolidated financial statements. The Audit Committee is composed of three directors, each of whom is independent (as defined in Nasdaq’s Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act), has not participated in the preparation of the financial statements of the Company or any subsidiary of the Company, and is able to read and understand fundamental financial statements. In addition, the Board has determined that Bernard Somers, Seth J. Lehr and Gordon J. Coburn qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K. The Audit Committee operates under a written charter which was amended by the Board of Directors in February 2006 and is attached as Appendix A to this proxy statement.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company and the independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as may be modified or supplemented.

The Audit Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed and discussed the Company’s audited consolidated financial statements with management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

AUDIT COMMITTEE

Bernard Somers, Chairman
Seth J. Lehr
Gordon Coburn

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for approving the base salaries and the total direct compensation levels of the Chief Executive Officer (the “CEO”) and the other executive officers of the Company. In addition, the Compensation Committee is responsible for (i) reviewing and approving the performance criteria for incentive compensation awards and determining the achievement levels and payout for the executive officers in accordance with the Company’s Incentive Plan and (ii) determining awards of equity compensation to executive officers.

Compensation Philosophy

The Company’s compensation policies for executive officers are designed to (a) provide competitive compensation packages that will attract, retain and motivate superior executive talent, (b) foster a performance—oriented environment by tying a significant portion of each executive’s cash compensation to the achievement of financial results and other objectives important to the Company, and (c) provide long-term compensation, principally in the form of equity, to reward executives for achieving specific long term financial objectives and thus further align the interests of executive officers with those of shareholders.

In 2005, the Company’s executive compensation program included base salary, quarterly and annual cash bonuses under the Company’s Incentive Plan and grants of RSUs under the 1996 Equity Compensation Plan.

Total Cash Compensation

Total cash compensation for each executive is comprised of a base salary and a cash incentive award. Target total cash compensation is established based on marketplace data, including a review of compensation packages of executives in comparable positions with other publicly held companies providing outsourced customer services. Based upon such data and an analysis prepared by an independent compensation and benefits consultant, the Committee believes that the compensation levels of the executive officers in 2005 were within a reasonable range of the Company’s targeted compensation levels for comparable positions.

Under the Incentive Plan in 2005, executive officers were eligible to participate in a Quarterly Incentive Plan (QIP) and an Annual Incentive Plan (AIP). Under the QIP, executive officers were eligible for an award, which, depending upon job responsibility ranged from 65% to 100% of base salary. Eighty percent of each participant’s QIP payment was based upon achievement of quarterly financial objectives set at the beginning of the year and twenty percent of each participant’s QIP payment was based upon achievement of specific management objectives established and evaluated at the beginning and midpoint of the year. Under the QIP for 2005, the Company’s executive officers, excluding the CEO, earned a total of $728,650 for achievement of quarterly earnings targets and a total of $284,070 for achievement of individual management objectives. Under the AIP, executive officers were eligible to receive an additional award, ranging from 25% to 100% (200% in the case of the CEO) of the QIP payment they received, depending upon achievement of specific earnings targets for the year. Under the AIP for 2005, the Company’s executive officers, excluding the CEO, earned a total of $354,424, half of which was paid in cash and half of which was paid in RSUs valued at the price of the Company’s Common Stock on the grant date.

Long-Term Compensation

The Compensation Committee has the discretion to grant stock options, restricted stock and other awards based on the Company’s Common Stock, pursuant to the 1996 Equity Compensation Plan. Historically, the Committee would elect to pay some or all of an AIP award in the form of stock options under the 1996 Equity Compensation Plan. Under the AIP for 2005, the Committee awarded a total of 9,305 RSUs to the Company’s executive officers, excluding the CEO. These RSUs vest in three equal annual installments commencing on the grant date.

In February 2006, the Compensation Committee adopted the ICT Group, Inc. Long –Term Incentive Plan, which is being submitted to shareholders for approval at the Annual Meeting. The Long Term Incentive Plan, which will replace the AIP upon approval, is designed to closely align financial rewards to senior management with the achievement of specific financial performance objectives by the Company over a three-year period. In March 2006, the Committee approved certain target awards under the Long Term Incentive Plan to the CEO and the other named executive officers, subject to shareholder approval of the Plan. (See Proposal 2 – Approval of the ICT Group, Inc. Long – Term Incentive Plan). Any equity awards under the Long Term Incentive Plan, including the target awards approved by the Committee, would be issued under the 2006 Equity Compensation Plan, which is also being submitted to shareholders for approval at the Annual Meeting. The Committee would have the discretion to grant stock options, restricted stock and other awards based on the Company’s common stock pursuant to the 2006 Equity Compensation Plan, if that Plan is approved. (See Proposal 3 – Approval of the ICT Group, Inc. 2006 Equity Compensation Plan).

Compensation of Chief Executive Officer

The CEO’s base salary for 2005 was $625,000. The compensation of the CEO is subject to the terms of his employment agreement and is reviewed by the Committee using the same criteria as applied to other executive officers. For 2005, the CEO earned $261,736 for achievement of quarterly earnings targets and $115,000 for achievement of individual management objectives under the QIP and earned $131,865 in cash and 6,961 RSUs for achievement of annual earnings targets under the AIP.

Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 2005, this provision has not affected the Company’s tax deductions, but the Compensation Committee will continue to monitor the potential impact of section 162(m) on the Company’s ability to deduct executive compensation.

THE COMPENSATION COMMITTEE

Donald P. Brennan, Chairman
Bernard Somers
John A. Stoops

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return of two peer groups selected by the Company and of the Nasdaq Stock Market (U.S.) Index (the “Nasdaq Index”). Two peer groups are presented in the graph, the group presented in prior years (“Old Peer Group”) and a new group (“New Peer Group”). The Old Peer Group consists of Aegis Communications Group, Inc., APAC Customer Services, Inc., RMH Teleservices, Inc., West Corporation, Sitel Corporation and Teletech Holdings, Inc. In April 2004, RMH Teleservices, Inc. was acquired by NCO Group and its stock ceased trading. The New Peer Group includes all of the members of the Old Peer Group, with the exception of RMH Teleservices Inc., along with Convergys Corporation and Sykes Enterprises, Incorporated. The Company believes that the New Peer Group, which contains a larger number of actively traded companies in its industry, provides a more useful reference point for investors when evaluating Company performance. The graph assumes that the value of the investment in the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the Old Peer Group and New Peer Group was $100 at December 29, 2000 and that all dividends were reinvested.

Measurement Date	ICT Group, Inc.	Nasdaq Stock Market	Old Peer Group	New Peer Group
12/29/00	$100	$100	$100	$100
12/31/01	$193	$ 80	$ 85	$ 85
12/31/02	$120	$ 56	$ 52	$ 40
12/31/03	$122	$ 84	$ 73	$ 53
12/31/04	$101	$ 91	$ 86	$ 53
12/31/05	$176	$ 93	$108	$ 64

PROPOSAL 2—APPROVAL OF THE

ICT GROUP, INC. LONG-TERM INCENTIVE PLAN

General

On February 21, 2006 the Compensation Committee of the Board of Directors of the Company (the “Committee”) adopted the ICT Group, Inc. Long-Term Incentive Plan (the “LTIP”), expressly contingent on shareholder approval at the Annual Meeting. The Board of Directors has directed that the proposal to approve the LTIP be submitted to the Company’s shareholders for their approval at the Annual Meeting. Shareholder approval is being sought so that the compensation attributable to incentive awards under the LTIP may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The LTIP provides for both a performance-based incentive and an executive retention incentive. The LTIP first establishes a performance-based incentive by requiring achievement of specific financial targets over a three-year period in order to determine the ultimate value of an award under the LTIP. In addition, the Committee may impose a vesting schedule with respect to any award under the LTIP, which provides an additional executive retention incentive.

The Committee believes that the LTIP will further the Company’s compensation structure and strategy and encourage results-oriented actions on the part of identified senior managers of the Company. The Company’s ability to attract, retain and motivate top quality senior management employees is material to the Company’s success, and the Committee has concluded that this would be enhanced by the Company’s ability to make awards under the LTIP. The Committee believes that the interests of the Company and its shareholders will be advanced if the Company can closely align financial rewards to senior management employees with the achievement of specific performance objectives by the Company. If the shareholders do not approve the LTIP, no awards will be paid to employees who are covered employees within the meaning of section 162(m) of the Code (“Officers”) under the LTIP regardless of whether the awards would otherwise be earned. If the shareholders do not approve the LTIP with respect to Officers, the Board of Directors may adopt, or may not adopt, another bonus plan for the benefit of such individuals.

If approved by the shareholders, the LTIP will be effective as of May 17, 2006.

The material terms of the LTIP are summarized below. A copy of the full text of the LTIP is attached to this proxy statement as Appendix B. This summary of the LTIP is not intended to be a complete description of the LTIP and is qualified in its entirety by the actual text of the LTIP to which reference is made.

Material Features of the LTIP

Administration.    The LTIP will be administered by the Committee that presently consists of Donald P. Brennan, Bernard Somers and John Stoops, each of whom is a non-employee director of the Company.

The Committee will determine all awards to employees who are Officers of the Company. However, the CEO, if so delegated by the Committee, will administer all awards to other employees of the Company. Subject to the consent of the Committee, the CEO may delegate his authority to administer the LTIP to an individual or other committee. To the extent the Committee, CEO, individual or other committee administers the LTIP, all references to Administrator herein will be deemed to refer to such Committee, CEO, individual or other committee.

The Administrator has the authority to (i) establish rules and regulations relating to the LTIP, (ii) interpret the LTIP and those rules and regulations, (iii) select participants for the LTIP, (iv) determine each participant’s target award, performance goals, and actual award, (v) make all factual and other determinations in connection with the LTIP, and (vi) take all other actions necessary or appropriate for the proper administration of the LTIP, including delegation of such authority or power, where appropriate. The determinations of the Administrator are made in its sole discretion and are final, binding and conclusive.

Eligibility for Participation.    All senior management employees of the Company and its subsidiaries are eligible to participate in the LTIP as identified and designated by the Administrator for each performance period. The Administrator has designated 14 employees as eligible to participate in the LTIP.

Target Awards and Performance Goals.    At the beginning of each performance period, the Administrator will establish a target award for each participant that will be expressed as a percentage of the participant’s base salary. Unless the Administrator determines otherwise, each performance period will be for a three-year period beginning on January 1 of the first calendar year and ending on December 31 of the third calendar year. Target awards will be based on a number of factors, including, but not limited to, (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to future Company performance and business impact. The Administrator will also establish a maximum award that may be paid for the performance period, which will remain fixed for the entire performance period, for each participant who is an Officer of the Company.

The LTIP permits the Administrator to impose and specify objective performance goals that must be met with respect to the awards earned by the participants under the LTIP. Prior to, but not more than 90 days after the beginning of the performance period or the date on which 25% of the performance period has been completed (whichever is earlier), the Administrator will establish in writing (i) the performance goals that must be met, (ii) the threshold, target, and maximum amounts that may be paid if the applicable performance goals are met, and (iii) any other conditions that the Administrator deems appropriate and consistent with the Plan, and in the case of employees who are Officers of the Company, in compliance with section 162(m) of the Code. The performance goals for each participant who is an Officer of the Company for each performance period are intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the Code.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: EBT (earnings before tax), earnings per share, EBITDA (earnings before interest, taxes, depreciation, and amortization), net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stock price, shareholder return, return on equity, growth in assets, unit volume, sales, or market share. The foregoing measures may be based on the employee’s business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing.

Each participant will earn an award for a performance period based on the level of achievement of the performance goals established by the Administrator. The Administrator will have the discretion to interpolate between threshold, target and maximum levels to determine the level of achievement of the performance goals and the amount of the corresponding award for achievement of the performance goals. The maximum award that may be paid to an employee who is an Officer of the Company for a performance period will not exceed $5,000,000. The Administrator may establish a lower maximum award for an employee who is an Officer of the Company as it deems necessary or appropriate.

Forfeiture of all or part of any such incentive awards will occur if the performance goals are not met, as determined by the Administrator.

Performance-Vested RSU Grants.    In addition to target awards described above, the Administrator may award performance-vested RSU grants under the LTIP in the form of Common Stock or stock units which vest with reference to the performance goals specified by the Administrator. The performance goals applicable to a particular performance-vested RSU grant do not have to be identical to the specific performance goals applicable to a particular target award. Except as may be otherwise provided in the relevant performance-vested RSU grant award agreement, all performance-vested RSU grants will be subject to the terms and conditions applicable to target awards under the LTIP described herein; provided however, that no provision contained in a performance-vested RSU grant award agreement to any Officer of the Company will be inconsistent with the intended treatment of performance-vested RSU grants as “qualified performance-based compensation” under section 162(m) of the Code.

Payment of Awards.    The Administrator will certify and announce to the participants the awards that will be paid by the Company as soon as practicable following the final determination of the Company’s financial results for the performance period. Except as to performance-vested RSU grants (which will be issued in the form of Common Stock or stock units), target awards will be paid in cash, RSUs, or a combination of cash and RSUs as soon as practicable after the close of the performance period, generally within two and one-half months after the close of the performance period; provided that, if the Administrator determines that an award will be subject to a vesting schedule then such award will be payable in accordance with the applicable vesting schedule set forth in the award agreement. With respect to employees who are Officers of the Company who participate in the LTIP, the Administrator will certify in writing that the performance goals and other material terms have been met prior to payment of any awards under the LTIP to such employees.

The portion of a participant’s award that the Administrator determines will be paid in RSUs, if any, will be equal to the result of dividing the amount of the award to be converted to RSUs by the fair market value of a share of Common Stock as of the date of the award. All RSUs awarded under the LTIP will vest according to the schedule determined by the Administrator on the date of the award and set forth in the participant’s award agreement. Unless provided otherwise in the LTIP, a participant’s award agreement or employment agreement, if any, with the Company, a participant will immediately forfeit all unvested RSUs if the participant incurs a separation from service prior to fully vesting in the participant’s RSUs. However, in the event of the participant’s death, disability, retirement after attaining the combined age and years of service as may be determined by the Administrator to constitute retirement, or consummation of a change in control, a participant will fully vest in all unvested RSUs.

Participants must be employed on the last day of the performance period to be eligible for an award from the LTIP, except as the Administrator may otherwise determine. However, in the event of a participant’s death, disability, retirement, or change in control, unless provided otherwise in the participant’s employment agreement or award agreement, the participant’s rights under the LTIP and the participant’s award agreement will be determined as if the participant had remained employed by the Company through the last day of the performance period and had achieved attainment of the applicable performance goal for each year of the performance period at the same level as was attained for the most recent full year within the performance period, provided, there is at least a full year of performance results within the applicable performance period. Moreover, in the event of the participant’s termination of employment by the Company without cause, the participant’s rights under the LTIP and the participant’s award agreement will be determined as if the participant was employed through the last day of the year during the performance period in which the termination of employment occurs, and the performance attainment level deemed achieved for that year will be equal to the level attained in the immediately prior full performance year, provided, however, that the termination without cause occurs in the fourth quarter of the last year of the performance period.

The Administrator may permit participants to elect to defer amounts payable or distributable under the LTIP to the 2005 Deferred Compensation Plan or any successor thereto or another comparable deferred compensation plan. The Administrator will have the authority to amend the 2005 Deferred Compensation Plan or comparable deferred compensation plan as the Administrator deems necessary or appropriate to coordinate the provisions of such plan with the LTIP.

The Administrator may establish appropriate terms and conditions to accommodate newly-hired and promoted employees, consistent, in the case of employees who are Officers of the Company, with section 162(m) of the Code.

Adjustment Provisions.    At any time prior to the final determination of awards for participants other than Officers of the Company, the Administrator may adjust the performance goals and target awards to reflect a change in corporate capitalization (such as a stock dividend or stock split), or a corporate transaction (such as a merger, reorganization, separation, consolidation or partial or complete liquidation), or to reflect equitably the occurrence of an extraordinary event, any change in applicable accounting rules or principles, any change in the

Company’s method of accounting, or any change in applicable law. The Administrator may make the foregoing adjustments with respect to awards to participants who are Officers of the Company to the extent the Administrator deems appropriate, considering the requirements of section 162(m) of the Code.

Amendment and Termination of the LTIP.    The Administrator may amend or terminate the LTIP at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The LTIP must be reapproved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the LTIP if required by section 162(m) of the Code.

Awards Under the LTIP.    Pursuant to the Restated Employment Agreement with Mr. John Brennan, Mr. Brennan is eligible to receive two tranches of performance-vested RSUs under the LTIP: 100,000 performance-vested RSUs on the first anniversary of March 13, 2006, the date of execution of the Restated Employment Agreement (the “Date of Execution”) and 100,000 performance-vested RSUs on the second anniversary of the Date of Execution. The first tranche will vest in equal parts on each of the second, third and fourth anniversaries of the Date of Execution contingent upon the Company’s financial performance for the 2006 fiscal year. The second tranche will vest in equal parts on the third and fourth anniversaries of the Date of Execution contingent again upon the Company’s financial performance for the 2007 fiscal year. With respect to each tranche, Mr. Brennan will receive 100% of the performance-vested RSUs in the event the Company attains 90% or more of the pre-tax earnings target contained in the annual business plan for the relevant fiscal year, reducing to 25% of the performance-vested RSUs in the event the Company attains 70% of the relevant target, with no performance-vested RSUs to be granted for attainment of less than 70% of the relevant target.

On March 20, 2006, the Compensation Committee approved target awards under the LTIP to participants including the CEO and the other named executive officers of the Company. For achievement of various 2006 earnings before tax (“EBT”) levels, the CEO’s award levels will range from 33.33% to 100.00% of his base salary, and the award levels to the other participants in the LTIP (including the named executive officers other than the CEO) will range from 16.67% to 50.00% of their respective base salaries. For achievement of various EBT levels in 2007 and 2008, the CEO’s award levels will range from 41.67% to 125.00% of his base salary, and the award levels to the other participants in the LTIP (including the named executive officers other than the CEO) will range from 20.83% to 62.50% of their respective base salaries.

The awards for achievement of the 2006 EBT levels will be paid half in cash and half in RSUs. The cash portion will vest 100% on the date of the award and the RSU portion will vest 50% on each of the first and second anniversaries of the date of award. The awards for achievement of the 2007 EBT levels will be paid half in cash and half in RSUs with both portions vesting 50% on the date of award and 50% on the first anniversary of the date of award. The awards for achievement of the 2008 EBT levels will be paid entirely in vested RSUs.

The payment of the awards under the LTIP to Mr. Brennan under his Restated Employment Agreement and the awards approved by the Compensation Committee on March 20, 2006 to the CEO and the other named executive officers are subject to the achievement of specified performance goals. As a result, it is not possible at this time to predict the amount of the respective awards that will be earned.

Restrictions on Awards and Transfers; No Right of Employment.    A participant’s right and interest under the LTIP may not be assigned or transferred. The granting of any award does not create any rights in the participant with respect to the participant’s continued employment with the Company.

Federal Income Tax Consequences

The following provides only a general description of the application of federal income tax laws to awards under the LTIP. This discussion is intended for the information of shareholders considering how to vote at the

Annual Meeting and not as tax guidance to participants in the LTIP, as the consequences may vary with the types of awards made, the identity of the participants and the method of payment. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

From the participants’ standpoint, as a general rule, the granting of an award will not result in taxable income to the participant. The participant will recognize ordinary income upon payment of the award. Assuming as expected that compensation paid under the LTIP is “qualified performance-based compensation” under section 162(m) of the Code, the Company will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant.

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that incentive awards granted under the LTIP will qualify as “performance-based compensation” and the Administrator will condition such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

While it is intended that the incentive awards will not be subject to section 409A of the Code, a participant’s award may be subject to a 20% excise tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus interest, if the award constitutes “deferred compensation” under section 409A of the Code and the requirements of section 409A of the Code are not satisfied. To the extent a participant’s award is paid in cash or Common Stock, such cash amounts or Common Stock will not be subject to section 409A of the Code. However, if a participant’s award is paid in restricted stock units, such amounts will be subject to section 409A of the Code. Accordingly, all restricted stock units will be structured to comply with the requirements of section 409A of the Code. Because the rules under section 409A of the Code are substantially uncertain at this time, the LTIP and award agreements permit the Administrator to amend the LTIP and award agreements to effect compliance with all the requirements of section 409A of the Code.

The Company may deduct from a participant’s award any and all federal, state and local taxes or other amounts required by law to be withheld.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3—APPROVAL OF THE

ICT GROUP, INC. 2006 EQUITY COMPENSATION PLAN

On March 9, 2006, the Board of Directors adopted an amendment and restatement of the ICT Group, Inc. 1996 Equity Compensation Plan (the “1996 Plan”), subject to shareholder approval. The amended 1996 Plan will be known as the ICT Group, Inc. 2006 Equity Compensation Plan and is referred to below as the “2006 Plan.” The Board of Directors has directed that the proposal to approve the 2006 Plan be submitted to the Company’s shareholders for their approval at the Annual Meeting. Shareholder approval is being sought (i) in order to meet the Nasdaq corporate governance listing standards, (ii) so that the compensation attributable to grants under the 2006 Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Code, and (iii) in order for incentive stock options to meet the requirements of the Code.

The 2006 Plan revises the 1996 Plan to (i) provide for the term of the 2006 Plan to be through May 16, 2016; (ii) expand the individuals eligible to receive grants under the 2006 Plan to include non-employee directors; (iii) prohibit the repricing of options unless the shareholders approve the repricing; (iv) allow the Committee (as defined below) to permit or require deferrals under the 2006 Plan; (v) allow grantees to transfer nonqualified stock options to family members or one or more trusts or entities for the benefit of or owned by such family members; and (vi) make other clarifying and updating changes. The 1996 Plan authorizes up to 2,220,000 shares of Common Stock for issuance under the 1996 Plan. Stock option grants to purchase 1,386,163 shares of Common Stock are outstanding under the 1996 Plan. In addition, 64,896 shares have been issued, or reserved for issuance, under the 1996 Plan to fund granted RSUs. 768,941 shares of Common Stock remain available for issuance under the 1996 Plan, which will carry over to the 2006 Plan. Shareholders are not being asked to increase the number of shares available for issuance under the 2006 Plan.

If approved by the shareholders, the 2006 Plan will become effective on May 17, 2006.

The Board of Directors believes that the approval of the 2006 Plan by the shareholders will further the Company’s compensation structure and strategy. The Company’s ability to attract, retain and motivate top quality management, employees, non-employee directors and independent contractors and consultants is material to the Company’s success, and the Board has concluded that this would be enhanced by the Company’s ability to make grants under the 2006 Plan.

The material terms of the 2006 Plan are summarized below. A copy of the full text of the 2006 Plan is attached to this proxy statement as Appendix C. This summary of the 2006 Plan is not intended to be a complete description of the 2006 Plan and is qualified in its entirety by the actual text of the 2006 Plan to which reference is made.

Material Features of the 2006 Plan

General.    The 2006 Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock grants, (iv) stock appreciation rights (“SARs”), and (vii) other stock-based awards.

The 2006 Plan authorizes up to 768,941 shares of Common Stock for issuance (the unused balance of shares of Common Stock available under the 1996 Plan), subject to adjustment in certain circumstances as described below. This amount is also subject to grants to Mr. Brennan pursuant to the Restated Employment Agreement that total 200,000 RSUs and awards issuable to executives under the LTIP that total 122,434 RSUs assuming achievement of target goals at a Common Stock price of $26.70 (the closing price of a share of Common Stock on March 22, 2006). If and to the extent options and SARs granted under the 1996 Plan or 2006 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock grants or other stock-based awards are forfeited or terminated, the shares subject to such grants will become available again for purposes of the 2006 Plan. To the extent any grants are paid in cash, and not in shares of Common Stock, any shares reserved for issuance pursuant to such grants will again be available for grant under the 2006 Plan.

The 2006 Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 570,000 shares, subject to adjustment as described below. All grants under the 2006 Plan will be expressed in shares of Common Stock.

Administration.    The 2006 Plan will be administered and interpreted by the Board of Directors or by a committee of not less than two persons appointed by the Board of Directors from among its members, each of whom must be an “outside director” as defined under section 162(m) of the Code and a “non-employee director” as defined under Rule 16b-3 of the Exchange Act (the “Committee”). However, the members of the Board who are not eligible to receive grants under the 2006 Directors Plan will approve and administer all grants made to non-employee directors. The Committee has the authority to (i) determine the individuals to whom grants will be made under the 2006 Plan , (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the 2006 Plan. The Committee presently consists of Donald P. Brennan, Bernard Somers and John Stoops, each of whom is a non-employee director of the Company.

Eligibility for Participation.    All of the employees (including officers and members of the Board of Directors) of the Company and its subsidiaries, non-employee directors of the Company or any subsidiary, and any independent contractor and consultants of the Company and its subsidiaries are eligible for grants under the 2006 Plan. As of April 1, 2006, approximately 818 full time employees and 5 non-employee directors are eligible to receive grants under the 2006 Plan. The Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of Common Stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2006 Plan may receive a grant of NQSOs. Only employees of the Company and its subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share for options on the date of grant. The exercise price for options granted under the 2006 Plan may be equal to or greater than the fair market value of the underlying shares of Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the term of each option; provided, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term of the ISO may not exceed five years from the date of grant. The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options.

A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) with approval of the Committee, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, or (iii) through any combination of the two.

The Committee will determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, the Company for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, the Company. If a grantee’s employment or service ceases due to disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, the Company. In each case described above, the Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, the Company on account of termination for cause, the grantee’s options will terminate immediately.

Stock Grants

The Committee may grant stock grants to anyone eligible to participate in the 2006 Plan. The Committee may require that grantees pay consideration for the stock grants and may impose restrictions on the stock grants. If restrictions are imposed on stock grants, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines. The Committee will determine the number of shares of Common Stock subject to the grant of stock grants and the other terms and conditions of the grant. The Committee will determine to what extent and under what conditions grantees will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to stock grants will be subject to the achievement of performance goals or other conditions.

SARs

The Committee may grant SARs to anyone eligible to participate in the 2006 Plan. SARs may be granted in connection with, or independently of, any option granted under the 2006 Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of cash, Common Stock or a combination of the two. Cash will be paid in lieu of fractional shares. The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the value of a share of Common Stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. SARs may be exercised while the grantee is employed by or providing service to the Company and its subsidiaries or within a specified period of time after termination of such employment or service, as determined by the Committee.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs and stock grants. The Committee may grant other stock-based awards such as restricted stock units to anyone eligible to participate in the 2006 Plan. These grants will be based on or measured by shares of Common Stock, and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Qualified Performance-Based Compensation.    The 2006 Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock grants or other stock-based awards granted to employees under the 2006 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: EBT (earnings before tax), earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stock price, shareholder return, return on equity, growth in assets, unit volume, sales or market share.

Deferrals.    The Committee may permit or require grantees to defer receipt of a payment otherwise due to the grantee in connection with any grant under the 2006 Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions.    If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limit on the number of shares of Common Stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the 2006 Plan, and the price per share or the applicable market value of such grants will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.

Change of Control.    If the Company becomes aware that a change of control has occurred or will occur, the Company shall provide written notice of such change of control to each grantee who holds outstanding grants under the 2006 Plan. Effective upon the date of the change of control, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock grants will immediately lapse, and (iii) unless provided otherwise in the grant letter or in an agreement between the Company and the grantee, all other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

If a change of control occurs where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the 2006 Plan: (i) require that grantees surrender their options and SARs in exchange for payment by the Company, in cash or shares of Common Stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable or (ii) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee determines appropriate.

Transferability of Grants.    Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Grantees Outside the United States.    If any individual who receives a grant under the 2006 Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.

No Repricing of Options.    Neither the Board of Directors nor the Committee can amend the 2006 Plan or options previously granted under the 2006 Plan to permit a repricing of options, without prior shareholder approval. Adjustments to the purchase price or number of shares of Common Stock subject to an option to reflect the effects of a stock split or other corporate transaction will not constitute a repricing.

Amendment and Termination of the 2006 Plan.    The Board of Directors may amend or terminate the 2006 Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2006 Plan will terminate on May 16, 2016, unless the 2006 Plan is terminated earlier by the Board or is extended by the Board with shareholder consent.

Grants Under the 2006 Plan.    Pursuant to the Amended and Restated Employment Agreement for John Brennan, a total of 200,000 restricted stock units may be awarded under the 2006 Plan. In addition, awards issuable to executives under the LTIP that total 122,434 restricted stock units assuming achievement of target goals at a Common Stock price of $26.70 (the closing price of a share of Common Stock on March 22, 2006) may also be issued under the 2006 Plan.

The last sales price of the Company’s Common Stock on April 7, 2006, was $25.20 per share.

Federal Income Tax Consequences

The federal income tax consequences of grants under the 2006 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2006 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the 2006 Plan. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied. Stock options, stock grants and SARs will generally not be subject to section 409A of the Code. However, other stock-based awards will be subject to section 409A of the Code. Accordingly, all other stock-based awards will be structured to comply with the requirements of section 409A of the Code. Because the rules under section 409A of the Code are substantially uncertain at this time, the 2006 Plan and grant agreements permit the Committee to amend the 2006 Plan and grant agreements to effect compliance with all the requirements of section 409A of the Code.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Qualified performance-based compensation is excluded from the $1,000,000 deductibility limit, and therefore remains fully deductible by the corporation that pays it. The Company intends that options and SARs granted under the 2006 Plan will be qualified performance-based compensation. Stock grants and other stock-based awards granted under the 2006 Plan will be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

The Company has the right to require that grantees pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to grants. The Company may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy the Company’s withholding obligation with respect to grants paid in Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4—APPROVAL OF THE

ICT GROUP, INC. 2006 NON-EMPLOYEE DIRECTORS PLAN

On March 9, 2006, the Board of Directors adopted an amendment and restatement of the ICT Group, Inc. 1996 Non-employee Directors Plan (the “1996 Directors Plan”), subject to shareholder approval. The amended 1996 Directors Plan will be known as the ICT Group, Inc. 2006 Non-Employee Directors Plan and is referred to below as the “2006 Directors Plan.” The Board of Directors has directed that the proposal to approve the 2006 Directors Plan be submitted to the Company’s shareholders for their approval at the Annual Meeting. Shareholder approval is being sought in order to meet the Nasdaq listing requirements.

The 2006 Directors Plan revises the 1996 Directors Plan to (i) extend the term of the plan to May 16, 2016; (ii) remove the provisions relating to formula stock option grants; (iii) provide for the annual grant of restricted stock units; (iv) provide for the discretion to grant stock awards; and (v) make other clarifying and updating changes. The 1996 Directors Plan authorizes up to 250,000 shares of Common Stock for issuance under the 1996 Directors Plan. Stock option grants to purchase 122,500 shares of Common Stock are outstanding under the 1996 Directors Plan. 127,500 shares of Common Stock remain available for issuance under the 1996 Directors Plan, and will carry over to the 2006 Directors Plan. Shareholders are not being asked to increase the number of shares available for issuance under the 2006 Directors Plan.

If approved by the shareholders, the 2006 Directors Plan will become effective on May 17, 2006.

The Board of Directors believes that the approval of the 2006 Directors Plan by the shareholders will further the Company’s compensation structure and strategy. The Company’s ability to attract, retain and motivate quality non-employee directors is material to the Company’s success, and the Board has concluded that this would be enhanced by the Company’s ability to make grants under the 2006 Directors Plan.

The material terms of the 2006 Directors Plan are summarized below. A copy of the full text of the 2006 Directors Plan is attached to this proxy statement as Appendix D. This summary of the 2006 Directors Plan is not intended to be a complete description of the 2006 Directors Plan and is qualified in its entirety by the actual text of the 2006 Directors Plan to which reference is made.

Material Features of the 2006 Directors Plan

General.    The 2006 Directors Plan provides that grants may be made in the forms of RSUs, non-qualified stock options and stock awards. The 2006 Directors Plan provides for a formula grant of RSUs. However, the 2006 Directors Plan provides the Committee (as described below) with the discretion to employ other forms of equity compensation as the Committee deems appropriate to ensure that each non-employee director’s equity compensation remains consistent and competitive with the equity compensation provided by comparable companies to their respective non-employee directors. It is intended by the Board that any such substitute forms of equity compensation would be used in lieu of RSUs. However, the Company reserves the right to revise the compensation package for non-employee directors in light of market conditions.

The 2006 Directors Plan authorizes up to 127,500 shares of Common Stock for issuance (which is the unused balance of shares of Common Stock available under the 1996 Directors Plan), subject to adjustment in certain circumstances as described below. All grants under the 2006 Directors Plan will be expressed in shares of Common Stock. If and to the extent any grants made under the 2006 Directors Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such grants will become available again for purposes of the 2006 Directors Plan.

Administration.    The 2006 Directors Plan will be administered and interpreted by the members of the Board of Directors who are not eligible to receive grants under the 2006 Directors Plan (the “Committee”). The Committee presently consists of John Brennan, who, as an employee of the Company, is not eligible to receive grants under the 2006 Directors Plan.

Eligibility for Participation.    All five non-employee directors of the Company are eligible to receive grants under the 2006 Directors Plan. The Committee is authorized to select the non-employee directors to receive grants from among those eligible and to determine the number of shares of Common Stock that are subject to each grant.

Types of Awards.

Formula Restricted Stock Units

Each grantee shall receive an automatic grant of 7,500 RSUs on the date the grantee first becomes a member of the Board of Directors, and 2,500 RSUs on each year the Company holds its annual meeting of shareholders. The RSUs will vest 50% on the first anniversary of the date of grant and another 50% on the second anniversary of the date of grant, if the grantee continues to provide service to the Company on the relevant vesting date. The Committee may grant additional RSUs on a one-time basis as it deems appropriate. These one-time RSUs will be vested as of the date of grant. Payment with respect to RSUs will be made in shares of Common Stock.

Stock Options

The Committee may grant nonqualified stock options that are not intended to qualify as incentive stock options within the meaning of section 422 of the Code (“NQSO” or “options”). The exercise price of NQSOs granted under the 2006 Directors Plan will be equal to the fair market value of the underlying shares of Common Stock on the date of grant. Each NQSO will have an option term of ten years and will be exercisable with respect to 50% of the NQSOs on the date of grant and will become exercisable with respect to the remaining 50% of the NQSOs on the first anniversary of the date of grant. A grantee may exercise a NQSO by delivering notice of exercise to the Company. At the time of exercise, the grantee will pay the exercise price and any withholding taxes for the NQSO in cash.

If a grantee ceases to provide service to the Company for any reason other than disability, death, or termination for cause, the grantee’s NQSOs will terminate 90 days following the date on which the grantee ceases to provide service to the Company. If a grantee’s service ceases due to disability or death, the grantee’s NQSOs will terminate one year following the date on which the grantee ceases to provide service to the Company. If a grantee ceases to provide service to the Company on account of termination for cause, the grantee’s NQSOs will terminate immediately.

Stock Awards

The Committee may grant stock awards under the 2006 Directors Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines. The Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. The Committee will determine to what extent and under what conditions grantees will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period.

Deferrals.    The Committee may permit or require grantees to defer receipt of a payment otherwise due to the grantee in connection with any grants under the 2006 Directors Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with applicable requirements of section 409A of the Code.

Adjustment Provisions.    If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limit on the number of shares of Common Stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the 2006 Directors Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.

Change of Control.    If the Company becomes aware that a change of control has occurred or will occur, the Company shall provide written notice of such change of control to each grantee who holds outstanding grants under the 2006 Directors Plan. Effective upon the date of the change of control, (i) all outstanding options will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (iii) unless provided otherwise in the grant agreement, all stock units will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

In addition, upon a change of control where the Company is not the surviving corporation, unless the Committee determines otherwise, all outstanding options will be assumed, or replaced with comparable options or rights by the surviving corporation, and other grants that remain outstanding will be converted to similar grants of the surviving corporation or a parent or subsidiary of the surviving corporation.

Transferability of Grants.    Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the grantee’s rights may exercise such rights; provided the successor furnishes proof satisfactory to the Company of his or her right to receive the grant under the grantee’s will or under the applicable laws of descent and distribution.

Amendment and Termination of the 2006 Directors Plan.    The Board of Directors may amend or terminate the 2006 Directors Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2006 Directors Plan will terminate on May 16, 2016, unless the 2006 Directors Plan is terminated earlier by the Board or is extended by the Board with shareholder consent.

Grants Under the 2006 Directors Plan.    No grants have been made under the 2006 Directors Plan. If the 2006 Directors Plan is approved at the Annual Meeting, the five non-employee directors will receive 2,500 RSUs on the date of each annual meeting of shareholders, commencing with the Annual Meeting and future directors will receive 7,500 RSUs upon joining the Board.

The last sales price of the Company’s Common Stock on April 7, 2006, was $25.20 per share.

Federal Income Tax Consequences

The federal income tax consequences of grants under the 2006 Directors Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2006 Directors Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the 2006 Directors Plan. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or other condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied. Non-qualified stock options and stock awards will generally not be subject to section 409A of the Code. However, restricted stock units will generally be subject to section 409A of the Code. Accordingly, all restricted stock units will be structured to comply with the requirements of section 409A of the Code. Because the rules under section 409A of the Code are substantially uncertain at this time, the 2006 Directors Plan and award agreements permit the Committee to amend the 2006 Directors Plan and award agreements to effect compliance with all the requirements of section 409A of the Code.

The Company has the right to require that grantees pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to grants. The Company may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy the Company’s withholding obligation with respect to grants paid in Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. KPMG LLP has audited the Company’s consolidated financial statements since May 2002. Prior to that time, Arthur Andersen LLP (“Arthur Andersen”) audited the Company’s consolidated financial statements since the Company’s inception. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

Although not required by law or by the By-laws of the Company, the Board of Directors has determined that it would be desirable to request ratification of this appointment by the shareholders. If ratification is not received, the Audit Committee will reconsider the appointment. A representative of KPMG LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the outstanding shares of Common Stock is required for the ratification of this selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5.

Fees Billed by Independent Registered Public Accounting Firm

Audit Fees.    The aggregate fees billed by KPMG LLP for professional services rendered to the Company in connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2005 and the reviews conducted by KPMG LLP of the consolidated financial statements included in the Quarterly Reports on Form 10-Q that the Company was required to file totaled approximately $285,000 in fiscal 2005 and approximately $250,000 in fiscal 2004. In addition, the aggregate fees billed by KPMG LLP for Section 404 attest services totaled approximately $542,000 in fiscal 2005 and $604,000 in fiscal 2004.

Audit-Related Fees.    The aggregate fees billed by KPMG LLP for audit-related services totaled approximately $135,000 in fiscal 2005 and approximately $80,000 in fiscal 2004. Audit-related services principally include statutory audits of certain Company subsidiaries.

Tax Fees.    The aggregate fees billed by KPMG LLP for tax return preparation and other tax compliance, tax advice and tax planning totaled approximately $177,000 in fiscal 2005 and approximately $148,000 in fiscal 2004.

All Other Fees.    KPMG LLP billed no fees in fiscal 2005 or 2004 for services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services to be Performed by the Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. The Company will not engage its independent registered public accounting firm to render audit or non-audit services unless (i) the service and the related fee are specifically approved in advance by the Audit Committee or (ii) the Audit Committee pre-approves specifically described types of services that are expected to be provided to the Company by its independent registered public accounting firm during the fiscal year. Any pre-approval of specified types of services is subject to a maximum dollar amount.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes in ownership of the Company’s Common Stock and any other equity securities of the Company with the SEC. As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on its records, the Company believes that reports for its executive officers, directors and greater than ten percent (10%) shareholders were timely filed during 2005, except for one transaction involving Mr. John Magee’s exercise of an option to purchase Common Stock which was not timely reported on Form 4.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting, the Company must receive such proposals no later than December 1, 2006. Proposals should be directed to the attention of the Secretary of the Company.

Different deadlines apply to submission of shareholder proposals for the 2007 annual meeting that are not intended to be included in the Company’s proxy statement. The Company’s Bylaws provide that a shareholder may nominate one or more persons for election as directors at the 2007 annual meeting only if the shareholder has provided a written notice, in the form prescribed by the Bylaws, to the Secretary of the Company between February 16, 2007 and March 8, 2007 (not less than 70 days, nor more than 90 days, prior to the anniversary of the 2006 annual meeting). The Chairman of the 2007 annual meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedures. For other shareholder proposals for the 2007 annual meeting, the deadline, under SEC rules, is March 2, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2007 annual meeting.

OTHER MATTERS

Although the Company knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year’s Annual Meeting. The Company received no notice of any shareholder proposal by such anniversary date (i.e. February 27, 2006).

The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for Fiscal 2005. All requests should be directed to the Company, Attention: Vincent Paccapaniccia.

In addition, electronic copies of the Company’s Fiscal 2005 Annual Report, Form 10-K and proxy statement will be available on the Company’s website at:

http://www.ictgroup.com/investors/index.html

after the reports are mailed to shareholders in mid - April 2006.

By Order of the Board of Directors,

Jeffrey C. Moore

Secretary

April 17, 2006

Appendix A

ICT GROUP, INC.

Charter of the Audit Committee of the Board of Directors

1.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Review financial information to be provided to shareholders and others.

•	Monitor the integrity of the Company’s financial reporting process and systems of internal control over financial reporting.

•	Monitor the independence and performance of the Company’s independent auditors and the personnel performing the internal audit function.

•	Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

•	Establish and maintain procedures to receive and address complaints received by the Company regarding accounting, internal auditing controls and auditing matters.

•	Prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee may retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management, and the independent auditors are responsible for planning and carrying out proper audits and reviews of the Company’s financial statements. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, or that the Company’s independent auditors are in fact “independent.” This Charter shall not alter the standard of care for directors of the Company who are members of the Audit Committee. Rather, the standard of care for a director of the Company who is a member of the Audit Committee shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and shall be identical to the standard of care for all other directors of the Company.

2.	Audit Committee Composition and Meetings

The Audit Committee shall be composed of at least three directors, each of whom must be independent within the meaning of the applicable rules and regulations of the SEC and of the principal market or transaction reporting system on which the Company’s securities are traded or quoted. A director who is independent within the meaning of these rules and regulations shall not qualify as an independent director of the Company unless the Board has affirmatively determined that the director is independent. In addition, all of the members of the Audit Committee shall meet the financial literacy and other requirements of all applicable rules and regulations of the SEC and of the principal market or transaction reporting system on which the Company’s securities are traded or quoted. Members of the Audit Committee must also satisfy the following additional requirements in order to be independent:

(a)	No Audit Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC;

(b)	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee; and

(c)	No Committee member shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company (exclusive of former subsidiaries that are no longer subsidiaries of the Company) during the past three years.

All members of the Audit Committee must be able to read and understand fundamental financial statements. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities. To the extent possible, such member of the Committee shall be an “audit committee financial expert,” as that term is defined by the SEC.

The members of the Audit Committee shall be appointed by a majority of the Board for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal. No member of the Audit Committee shall be removed except by majority vote of the directors of the full Board then in office. The Board shall designate one member of the Committee to serve as Chair.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least annually with management, the senior personnel performing the internal audit function, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ limited review procedures.

3.	Audit Committee Responsibilities and Duties

Review Procedures

In fulfilling its responsibilities, the Audit Committee is expected to perform the following procedures:

(a)	Review and reassess this Charter of the Audit Committee at least annually and recommend to the Board of Directors, as appropriate, amendments to this Charter.

(b)	Publish this Charter in accordance with the applicable rules and regulations of the SEC and of the principal market or transaction reporting system on which the Company’s securities are traded or quoted.

(c)

Review and discuss with management, the senior internal audit executive and the independent auditors the Company’s annual audited financial statements, and any reports or other financial information submitted to any governmental body, or to the public, including the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” contained therein, prior to filing or distribution. In conducting its review, the Audit Committee should discuss the following matters with management, the senior internal audit executive and the independent auditors:

(i)	The independent auditors’ audit of the Company’s financial statements and any certifications, reports, opinions or reviews rendered or prepared by the independent auditors with respect to the Company’s financial statements.

(ii)	Any significant changes required in the independent auditors’ audit plan.

(iii)	Any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information).

(iv)	Any significant disagreement among management and the independent auditors in connection with preparation of the financial statements.

(v)	Other matters related to the conduct of the audit, which are communicated to the Audit Committee under generally accepted auditing standards.

(vi)	The Company’s report on internal control over financial reporting and the independent auditor’s attestation of the report.

(d)	In consultation with the management, the independent auditors and the senior internal audit executive, discuss and consider the adequacy and integrity of the Company’s financial reporting processes and system of internal control over financial reporting. Review significant findings prepared by the independent auditors together with management’s responses.

(e)	Discuss with management significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review the regular internal reports to management prepared by the personnel performing the internal audit function and management’s response.

(f)	Review and discuss with management the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements and the Company’s Quarterly Report on Form 10-Q, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein, prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles with management and any items communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 or other significant findings based upon the auditors’ review procedures. As deemed appropriate, the Audit Committee shall review these matters with management and the independent auditors. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

(g)	Meet with the independent auditors, the senior personnel performing the internal audit function and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

Duties Relating to the Independent Auditors

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the shareholders. Accordingly, the Audit Committee is expected to perform the following activities with, or as they relate to, the independent auditors:

(a)	The Audit Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors.

(b)	The Audit Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Audit Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Audit Committee at its next scheduled meeting.

(c)	Prior to initiation of the audit, the Audit Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

(d)	The Audit Committee shall, at least annually, obtain and review a report by the independent auditors describing all relationships between the firm and the Company in order to assess the firm’s independence.

(e)	The Audit Committee shall review periodically any reports prepared by the independent auditors and provided to the Audit Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

(f)	The Audit Committee shall discuss with the independent auditors any disagreements with management, and any other matters required to be brought to the attention of the Audit Committee under auditing standards (such as Statement on Auditing Standards No. 61). The Audit Committee shall resolve any disagreements between the independent auditors and management.

(g)	The Audit Committee shall take appropriate action to oversee the independence of the independent auditor. In this regard, the Audit Committee shall ensure its receipt from the independent auditors of a formal written statement, consistent with Independence Standard Board Standard No. 1, delineating all relationships between the independent auditor and the Company, and shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors.

(h)	Prior to releasing the year-end earnings, discuss, out of the presence of management, the results of the audit with the independent auditors. The discussion should include the matters set forth in Item 3 under the caption “Audit Committee Responsibilities and Duties—Review Procedures,” as well as the following:

(i)	The adequacy of the Company’s internal control over financial reporting, including computerized information system controls and security.

(ii)	Any related significant findings and recommendations of the independent auditors together with management’s responses to them.

(iii)	The independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

(iv)	Without limiting the foregoing, the Audit Committee is expected to inquire as to the independent auditors’ views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

(i)	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

Other Audit Committee Responsibilities

(a)	Recommend to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

(b)	Annually prepare a report to shareholders as required by the SEC. The report should be sent to shareholders together with the Company’s proxy statement relating to the annual meeting of shareholders.

(c)	Maintain minutes of meetings and periodically report to the Board of Directors on the activities of the Audit Committee.

(d)	Discuss and address with the independent auditors any significant issues relative to overall Board responsibility that, in the judgment of the independent auditors, have been communicated to management but have not been adequately resolved.

(e)	Ensure that management has established a system to enforce the Company’s Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Executives (the “Policies”).

(f)	Review management’s monitoring of the Company’s compliance with the Policies, and ensure that management has the proper review system in place for determining that the Company’s financial statements, reports and other financial information filed with or furnished to the SEC and the public satisfy legal requirements.

(g)	Review activities, organizational structure and qualifications of the internal audit department.

(h)	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

(i)	Review, and if acceptable, approve any transactions involving the Company in which a director or officer has a material interest within the meaning of applicable rules and regulations of the SEC.

(j)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(k)	Determine the appropriate funding by the Company for the payment of: (i) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, (ii) compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (iii) compensation to any special legal, accounting, or other consultants or experts employed by the Audit Committee as deemed necessary in the performance of the Audit Committee’s duties and responsibilities. The Company shall provide such appropriate funding, as determined by the Audit Committee, for these payments.

(l)	Periodically perform a self-evaluation of the Audit Committee’s performance, considering responsiveness to this Charter, effectiveness of relationships and communications with management, internal and independent auditors, and the Board.

(m)	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Appendix B

ICT Group, Inc. Long-Term Incentive Plan

1.	Plan Objective

The ICT Group, Inc. Long-Term Incentive Plan is designed to encourage results-oriented actions on the part of identified senior managers of ICT Group, Inc. (the “Company”). The Plan is intended to align closely financial rewards to managers with the achievement of specific performance objectives by the Company.

2.	Definitions

(a) “Administrator” shall mean the Committee, with respect to Officers, and the Chief Executive Officer (“CEO”) or an individual or committee to whom authority has been delegated, as applied to all other employees.

(b) “Award” shall mean the incentive award earned by a Participant under the Plan for a Performance Period, if any.

(c) “Award Agreement” shall mean a written document issued by the Administrator to a Participant that describes the Award to be paid by the Company to the Participant.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

(f) “Company” shall mean ICT Group, Inc., a Pennsylvania corporation.

(g) “Common Stock” shall mean common stock of the Company, par value $.01 per share.

(h) “Fair Market Value” shall mean, with respect to a given day, (i) the closing sales price of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the closing sales price on the immediately preceding business day of a Share as published in the NASDAQ National Market Issues report in the Eastern Edition of the Wall Street Journal, or (iii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported on the NASDAQ National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee; provided, however, that to the extent applicable, all determinations of Fair Market Value shall be made in a manner consistent with the requirements of section 409A of the Code.

(i) “Officer” shall mean an employee who is a “covered employee” of the Company for purposes of section 162(m) of the Code (as defined in Treas. Regulation § 1.162—27(a)(2) or successor regulations of comparable intent).

(j) “Participant” shall mean senior managers of the Company designated by the Administrator as eligible to participate in the Plan for a Performance Period.

(k) “Performance Goals” shall mean the specific performance objectives established by the Administrator for a Performance Period in accordance with Section 5 which may include threshold, target and maximum levels for each performance objective.

(l) “Performance Period” shall mean, unless the Administrator determines otherwise, a period of three calendar years beginning on January 1 of the first calendar year and ending on December 31 of the third calendar year.

(m) “Plan” shall mean the ICT Group, Inc. Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.

(n) “Share” shall mean a share of Common Stock of the Company, to be issued pursuant to the terms and conditions of the Company’s 2006 Equity Compensation Plan (or a successor shareholder-approved plan of comparable intent).

(o) “Stock Unit” shall mean a unit that represents the right to receive a Share on a future date pursuant to the terms and conditions of the Company’s 2006 Equity Compensation Plan (or a successor shareholder-approved plan of comparable intent).

(p) “Target Award” shall have the meaning as defined in Section 5 below.

3.	Eligibility

All senior management employees of the Company and its subsidiaries who are identified by the Committee are eligible to participate in the Plan. The Administrator shall designate the senior management employees who shall participate in the Plan for each Performance Period.

4.	Administration

(a) The Plan shall be administered by the Committee, which shall set overall goals and assess the ongoing effectiveness of the Plan. With respect to employees who are Officers of the Company, the Committee shall make all operative determinations. However, if so delegated by the Committee, the Plan shall be administered by the CEO with respect to all other employees. With the consent of the Committee, the CEO may delegate his authority to administer the Plan to an individual or other committee. The Committee shall be comprised of at least two outside directors, as that term is defined in section 162(m) of the Code.

(b) The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants for the Plan, to determine each Participant’s Target Award, Performance Goals and actual Award, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. Only the Committee shall take the foregoing actions with respect to Officers.

(c) All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including the Participants and their respective beneficiaries. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan.

5.	Target Awards and Performance Goals

(a) LTIP Performance Awards

(i) At the beginning of each Performance Period as designated by the Administrator, the Administrator shall establish for each Participant a Target Award, which shall be expressed as a percentage of base salary. Target Awards will be based on a number of factors, including, but not limited to, (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to future Company performance and business impact. The Administrator shall also establish for each Officer a maximum Award that may be paid for the Performance Period. The maximum amount for Officers shall remain fixed for the entire Performance Period.

(ii) At the beginning of each Performance Period, the Administrator shall establish for each Participant Performance Goals that must be met in order for an Award to be payable for the Performance Period. The Administrator shall establish in writing: (i) the Performance Goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the applicable Performance Goals are met, and (iii) any other conditions that the Administrator deems appropriate and consistent with the Plan and, in the case of Officers, in compliance with section 162(m) of the Code. The Administrator shall establish objective Performance Goals for each Participant related to the Participant’s business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing. The Administrator shall notify each Participant of his or her Target Award and the Performance Goals for the Performance Period.

(iii) The objectively determinable Performance Goals shall be based on one or more of the following criteria related to the Participant’s business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing: EBT (earnings before tax), earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stock price, shareholder return, return on equity, growth in assets, unit volume, sales or market share.

(iv) For Officers, the Administrator must establish the Target Awards and Performance Goals no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The Performance Goals for each Officer for each Performance Period are intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the Code, including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met and the amount of the Award payable to the Participant under the Plan, if any.

(v) Each Participant will earn an Award for a Performance Period based on the level of achievement of the Performance Goals established by the Administrator. The Administrator shall have the discretion to interpolate between threshold, target and maximum levels to determine the level of achievement of the Performance Goals and the amount of the corresponding award for achievement of the Performance Goals.

(vi) The maximum Award that may be paid to an Officer for a Performance Period shall not exceed $5 million. The Administrator may establish a lower maximum Award for an Officer as it deems necessary or appropriate.

(b) Performance—Vested RSU Grants

(i) Notwithstanding the provisions of subsection (a) above, the Committee may award grants under this Plan in the form of Shares or Stock Units which vest only with reference to Performance Goals (“Performance-Vested RSU Grants”) as described in subsection (a); provided, however, that the specific Performance Goals applicable to particular Performance-Vested RSU Grants need not be identical to the specific Performance Goals applicable to grants made under subsection (a).

(ii) Except as may be otherwise provided in the relevant Performance-Vested RSU Grant instrument, all Performance-Vested RSU Grants shall be subject to the terms and conditions of subsection (a); provided, however, that as to Officers, no provision contained in such grant instrument shall be inconsistent with the intended treatment of Performance-Vested RSU Grants as “qualified performance-based compensation” under section 162(m) of the Code.

6.	Payment of Incentive Awards

(a) All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Administrator deems appropriate and as are specified in writing by the Administrator to the individual in the Award Agreement, including, but not limited to, the vesting of any Award.

(b) Except as to Performance-Vested RSU Grants which shall be issued in the form of shares or Stock Units the Committee shall approve the form of each Award. The Committee shall have the discretion to determine to pay part, or all, of the Award in cash, in Shares or in Stock Units, or in some combination thereof.

(c) The Administrator shall certify and announce to the Participants the Awards that will be paid by the Company as soon as practicable following the final determination of the Company’s financial results for the Performance Period. Payment of the Awards certified by the Administrator shall be made in cash, Stock Units, or a combination of cash and Stock Units, as soon as practicable following the close of the Performance Period, but in any event within two and one-half months after the close of the Performance Period. As to Officers, prior to the payment of any Award under the Plan, the Administrator shall certify in writing that the Performance Goals and other material terms have been met.

(d) The portion of a Participant’s Award that the Committee determines shall be paid in Stock Units, if any, shall be equal to the result of dividing (i) the amount of the Award to be converted to Stock Units divided by (ii) the Fair Market Value of a Share as of the Award date. All Stock Units awarded under the Plan will vest according to the schedule determined by the Committee on the date of the Award and set forth in the Participant’s Award Agreement. Except as otherwise provided in this Plan or in the relevant Participant’s Award Agreement or in the Participant’s employment agreement, if any, with the Company, if a Participant incurs a Separation from Service prior to fully vesting in his or her Stock Units, the unvested Stock Units shall be immediately forfeited. Notwithstanding any contrary provision of this Plan, all unvested Stock Units shall fully vest and become nonforfeitable in the event of (i) the Participant’s death or Disability; (ii) the Participant’s retirement after attaining the combined age and years of service as may be determined by the Committee from time to time to constitute retirement; or (iii) consummation of a transaction constituting a Change in Control (whether or not the relevant Participant’s employment is terminated). If not otherwise defined in this Plan or in the Award Agreement, capitalized terms used in subsections (d) and (f) shall have the meaning set forth in the Participant’s employment agreement; however, if the Participant does not have an employment agreement or the Participant’s employment agreement does not define these terms then they shall have the meanings set forth in the 1996 Equity Compensation Plan (or any successor thereto) or in the relevant Award Agreement.

(e) To the extent permitted by the Committee in its sole discretion, participants may elect to defer amounts payable or distributable under the Plan to the 2005 Deferred Compensation Plan or any successor thereto (the “2005 Plan”) or comparable deferred Compensation Plan. The Committee shall have the authority to amend the 2005 Plan or comparable deferred Compensation Plan as the Committee deems necessary or appropriate in order to coordinate the provisions of the 2005 Plan or comparable deferred Compensation Plan with this Plan.

(f) Unless otherwise determined by the Committee, participants must be employed on the day an Award is paid to be eligible for such Award. Participants who terminate employment prior to the last day of the Performance Period will not be eligible for any Award payment for that Performance Period, except as the Administrator may otherwise determine. Notwithstanding the above, in the event of the occurrence of any of the events described in subsection d(i) (death or Disability); d(iii) (retirement) or d(iv) (Change in Control), the Participant’s rights under this Plan and under the Participant’s Award Agreement shall be determined as if the Participant had remained employed by the Company through the last day of the Performance Period and had achieved attainment of the applicable performance criteria for each year of the Performance Period at the same level as was attained for the most recent full year within the Performance Period (with the result that there must be at least the full year of performance results within the applicable Performance Period in order for the Participant to obtain a benefit under the provision). In addition, in the event of the Participant’s termination of employment by the Company without Cause, the Participant’s entitlement to a benefit under this Plan and under the Participant’s Award Agreement shall be determined as if the Participant were employed through the last day of the year during the Performance Period in which the termination of employment occurs, and the performance attainment level deemed achieved for that year shall be equal to the level attained in the immediately prior full performance year, provided, however, that the termination without Cause must occur in the fourth quarter of the last year of the Performance Period in order for the Participant to obtain a benefit under this provision.

(g) The Administrator may establish appropriate terms and conditions to accommodate newly hired and promoted employees, consistent, in the case of Officers, with section 162(m) of the Code.

7.	Changes to Performance Goals and Target Awards

At any time prior to the final determination of Awards for Participants other than Officers, the Administrator may adjust the Performance Goals and Target Awards to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company’s corporate structure or shares, or any other change of a similar nature. The Administrator may make the foregoing adjustments with respect to Officers’ Awards to the extent the Administrator deems appropriate, considering the requirements of section 162(m) of the Code.

8.	Amendments and Termination

(a) The Company may at any time amend or terminate the Plan by action of the Committee; provided, however, that the Committee shall not amend the Plan as to Officers without shareholder approval if such approval is required by section 162(m) of the Code or other applicable legal or regulatory standards. Without limiting the foregoing, the Company, by action of the Administrator, shall have the right to modify the terms of the Plan as may be necessary or desirable to comply with the laws or local customs of countries in which the Company operates or has employees.

(b) As to Officers, the Plan must be reapproved by the shareholders no later than the first shareholders’ meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan, or at such other times, if any, if required by section 162(m) of the Code or the regulations thereunder.

9.	Miscellaneous Provisions

(a) This Plan is not a contract between the Company and the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries. Nothing in the Plan, and no action taken pursuant to the Plan, shall affect the right of the Company to terminate a Participant’s employment at any time and for any or no reason. The Company is under no obligation to continue the Plan.

(b) A Participant’s right and interest under the Plan may not be assigned or transferred, except as provided in Section 6(i) of the Plan upon death, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation under the Plan to pay Awards with respect to the Participant. The Company’s obligations under the Plan may be assigned to any corporation which acquires all or substantially all of the Company’s assets or any corporation into which the Company may be merged or consolidated.

(c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards. The Company’s obligations hereunder shall constitute a general, unsecured obligation, Awards shall be paid solely out of the Company’s general assets, and, except as to Awards denominated in Shares or Stock Units, no Participant shall have any right to any specific assets of the Company.

(d) The Company shall have the right to deduct from Awards any and all federal, state and local taxes or other amounts required by law to be withheld.

(e) It is the intent of the Company that the Plan and Awards under the Plan for Officers comply with the applicable provisions of section 162(m) and section 409A of the Code, and the Committee shall have the discretion to revise the provisions and the administration of the Plan to effect compliance with all such requirements. To the extent that any legal requirement of section 162(m) of the Code as set forth in the Plan ceases to be required under section 162(m) of the Code, in accordance with the decision of the Committee, such Plan provision shall cease to apply.

(f) The Company’s obligation to pay compensation as herein provided is subject to any applicable orders, rules or regulations of any government agency or office having authority to regulate the payment of wages, salaries, and other forms of compensation.

(g) In the event that any provision in this Plan or the Award Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Plan.

(h) In the event of a conflict between one or more provisions of this Plan and one or more provisions of the Award Agreements, the provisions of this Plan shall govern unless the Award Agreement is specific that its provisions shall control.

(i) With respect to provisions of the Plan that are subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all conditions of Rule 16b-3, as amended, or its successors under the Exchange Act applicable thereto. To the extent any provisions of the Plan or action by the Committee fail to so comply, the applicable provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

(j) Subject to the limitation on the transferability of Awards, this Plan shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

(k) Words used in the masculine shall apply to the feminine where applicable, and whenever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

(l) Except as specifically provided in the Plan or in the Award Agreement, nothing contained in this Plan shall affect the Participant’s right to participate in and receive benefits under and in accordance with the terms of any pension, insurance or other employee benefit plan or program of the Company or of any affiliate, as may be determined by the Committee.

(m) To the extent deemed applicable by the Committee, this Plan and the relevant Award Agreements issued under this Plan shall be operated and construed in conformity with applicable provisions of section 409A of the Code and any nonconforming provision may be revised or amended by the Committee in its discretion without the consent of the Participant. Further, to the extent that payments to be made under this Plan are to be made promptly upon vesting or the occurrence of event that permissibly gives rise to the payment, such payments will be made not later than the date which is two and a half months following the later of the end of the fiscal year of the Company in which the vesting event occurred or the end of the calendar year in which such vesting event occurred.

(n) The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

10.	Effective Date.

The Plan will become effective as of January 1, 2006, as to Officers, subject to the approval of shareholders at the 2006 Annual Meeting of Shareholders, and no payments shall be made pursuant to the Plan to Officers until after the Plan has been approved by the shareholders of the Company.

Appendix C

ICT GROUP, INC.

2006 EQUITY COMPENSATION PLAN

The purpose of the ICT Group, Inc. 2006 Equity Compensation Plan (the “1996 Plan”) is to provide (i) designated officers (including officers who are also directors) and other employees of ICT Group, Inc. (the “Company”) and its subsidiaries, (ii) independent contractors and consultants who perform valuable services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock grants, or other awards that are valued in whole or part by reference to, or are otherwise based on, the common stock of the Company (hereinafter collectively referred to as “Grants”). The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

1.	Administration

(a) Committee. The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of two or more persons appointed by the Board of Directors of the Company (the “Board”), all of whom shall be “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations. However, the Board may ratify or approve any grants as it deems appropriate, and the members of the Board who are not eligible to receive Grants under the Plan shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or such subcommittee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) amend the terms of any previously issued grant, subject to the provisions of Section 14(c) below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.	Grants

Awards under the Plan may consist of grants of incentive stock options and nonqualified stock options (collectively referred to as “Options”) as described in Section 5, stock grants (“Stock Grants”) as described in Section 6, stock appreciation rights (“SARs”) as described in Section 7, and other stock-based awards (“Other Stock-Based Awards”) as described in Section 8. All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the “Grant Letter”). The Committee shall approve the form and provisions of each Grant Letter to an individual. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.	Shares Subject to the Plan

(a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the “Company Stock”) that may be issued under the Plan is 768,941 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 570,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options or SARs granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any Stock Grants or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the purchase price of a Stock Option shall again be available for issuance under the Plan.

(b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. For purposes of this Section 3(b), “shares of Company Stock” and “shares” include referenced shares with respect to stock appreciation rights or other stock-based awards. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.

4.	Eligibility for Participation

All employees of the Company and its subsidiaries (within the meaning of section 424(f) of the Code) (“Employees”) including Employees who are officers or members of the Board shall be eligible to participate in the Plan. All non-employee members of the Board of Directors of the Company (“Non-Employee Directors”) are eligible to participate in the Plan. Any independent contractors or consultants who perform valuable services (other than consulting services in connection with a capital transaction) for the Company or any of its subsidiaries (“Consultants”) shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options. The Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Non-employee Directors and Consultants who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

5.	Granting of Stock Options

The Committee may grant stock options to an Employee, Non-Employee Director or Consultant, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Employee, Non-Employee Director or Consultant.

(b) Type of Option and Purchase Price. The Committee may grant options intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“Incentive Stock Options”) or options which are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Consultants.

The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted.

If the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or “bid” or “ask” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c) Option Term. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant.

(d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions, consistent with the Plan, as may be determined by the Committee, in its sole discretion, and specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. The Committee may provide in a Grant Letter that the Grantee may elect to exercise part or all of a Stock Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the purchase price or (ii) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with accompanying payment of the purchase price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee (“Designated Broker”) in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee and the aforementioned delivery instructions to any Designated Broker.

(f) Termination of Employment, Disability or Death.

(i) In the event that a Grantee ceases to be an Employee, Consultant or Non-Employee Director, as the case may be, of the Company for any reason other than a “disability,” death, or “termination for cause,” any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company shall terminate as of such date.

(ii) In the event the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company on account of a “termination for cause” by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company.

(iii) In the event the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company because the Grantee is “disabled”, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee, Consultant or Non-Employee Director shall terminate as of such date.

(iv) In the event of the death of the Grantee while the Grantee is an Employee, Consultant or Non-Employee Director of the Company or within not more than 90 days of the date on which the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company on account of a termination of employment specified in Section 5(f)(i) of the Plan (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an Employee, Consultant or Non-Employee Director of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee, Consultant or Non-Employee Director shall terminate as of such date.

(v) For purposes of this Section 5(f), the term “Company” shall include the Company’s subsidiaries (within the meaning of section 424(f) of the Code) and the following terms shall be defined as follows: (A) “disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code and (B) “termination for cause” shall mean, except to the extent otherwise provided in a Grantee’s Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the purchase price.

(g) Satisfaction of Purchase Price. The Grantee shall pay the purchase price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the purchase price or (iii) through any combination of (i) and (ii). The Grantee shall pay the purchase price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued upon exercise of a Stock Option until the purchase price is fully paid and any required withholding is made.

(h) Rule 16b-3 Restrictions. Unless a Grantee who is an “insider,” as defined under Section 16 of the Exchange Act, could otherwise transfer Company Stock issued pursuant to a Stock Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option by such a Grantee to the date of disposition of the Company Stock issued upon exercise of such option.

(i) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any “subsidiary” (within the meaning of section 424(f) of the Code). An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” of the Company (within the meaning of section 424(f) of the Code), unless the purchase price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

(j) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability (as defined below) or retirement, or upon a Change of Control (as defined below) or other circumstances permitted by applicable regulations).

6.	Stock Grants

The Committee may issue or transfer shares of Company Stock to any Employee, Non-Employee Director or Consultant under a grant (“Stock Grant”), upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Grants:

(a) General Requirements. Shares of Company Stock issued pursuant to Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate (including such performance goals as the Committee may establish). The period of years during which the Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Stock Grant in such manner as the Committee determines.

(c) Termination of Employment or Services. If the Grantee’s employment or service with the Company and its subsidiaries terminates during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and any such shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 11(a). The Committee, at its sole discretion, may determine that the Company not issue certificates for any shares subject to a Stock Grant or that the Company retain possession of certificates for any shares issued pursuant to a Stock Grant, until all restrictions on such shares have lapsed. Each certificate for a share issued under a Stock Grant shall contain a legend giving appropriate notice of the applicable restrictions in the Grant. The Grantee shall be entitled to receive a stock certificate or certificates, or have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions, as applicable, when all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote, subject to the terms of Section 19, any shares subject to the Stock Grant and the right to receive any dividends paid on such shares, subject to such restrictions as the Committee deems appropriate.

(f) Lapse of Restrictions. All restrictions imposed under the Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period.

7.	Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Consultant separately or in tandem with any Option. The following provisions are applicable to SARs:

(a) General Requirements. The Committee may grant SARs to any Employee, Consultant or Non-Employee Director separately or in tandem with any Stock Option (for all or a portion of the applicable Stock Option). With respect to tandem SARs, such SARs may be granted either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share purchase price of the related Stock Option, if any, or if there is not related Stock Option, the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

(b) Stock Options Terminate. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option, if any, shall terminate. Upon the exercise of SARs, the related Stock Option, if any, shall terminate to the extent of an equal number of shares of Company Stock.

(c) Value of SARs. Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which (i) the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR exceeds (ii) the base amount of the SAR as described in subsection (a).

(d) Form of Payment. The Committee shall determine the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e) Certain Restrictions. An SAR is exercisable during the period specified by the Committee in the Grant Letter, provided that a tandem SAR is only exercisable during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company subject to Section 16 of the Exchange Act, in whole or in part, except in accordance with Rule 16b-3 under the Exchange Act. An SAR shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Company or during the applicable period after termination of employment or service as described in Section 5(f).

(f) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

8.	Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to any Employee, Non-Employee Director or Consultant awards of Company Stock or cash awards valued in whole or in part by reference to, or otherwise based on, Company Stock, including, but not limited to, restricted stock units (“Other Stock-Based Awards”). Such awards may be made subject to such conditions and restrictions, if any, as the Committee may determine in its sole discretion, including the achievement of such corporate or individual performance goals as the Committee may establish.

9.	Qualified Performance-Based Compensation.

The Committee may determine that Stock Grants and Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 9 shall apply to such Grants. The Committee may also grant Options and SARs under which the exercisability of the Stock Options is subject to achievement of performance goals as described in this Section 9 or otherwise. The following provisions shall apply to Grants of Stock Grants and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

(a) Performance Goals. When Stock Grants and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (A) 90 days after the beginning of the performance period or (B) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(b) Criteria Used for Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: EBT (earnings before tax), earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stock price, shareholder return, return on equity, growth in assets, unit volume, sales or market share. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Grantees.

(c) Certification of Results. The Committee shall certify the performance results for each performance period after the announcement of the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Grants and Other Stock-Based Awards for the performance period shall be forfeited or shall not be made, as applicable.

(d) Death, Disability or Other Circumstances. The Committee may provide in the Grant Letter that Grants under this Section 9 shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability, a Change of Control, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

10.	Deferrals

The Committee may permit or require a Grantee to defer receipt of a payment otherwise due to such Grantee in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

11.	Transferability of Grants

Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted by Rule 16b-3 under the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Grantee may transfer nonqualified stock options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Stock Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Stock Option immediately before the transfer.

12.	Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the then outstanding securities of the Company;

(b) The stockholders of the Company approve an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of the surviving corporation or (ii) the sale or other disposition of all or substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company;

(c) Any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 40% or more of the voting power of the then outstanding securities of the Company; or

(d) During any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of the period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period.

13.	Consequences of a Change of Control

(a) Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Stock Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Grants shall immediately lapse, and (iv) unless provided otherwise in the Grant Letter or in an agreement between the Company and the relevant Grantee, all Other Stock-Based Awards shall be paid at their target value, or in such other amounts as the Committee may determine.

(b) In addition, upon a Change of Control described in Section 13(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Stock Options and SARs shall be assumed, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take either or both of the following actions: (i) require that Grantees surrender their outstanding Stock Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s outstanding Stock Options or SARs exceeds the option purchase price of the Stock Options or base amount of the SARs, as the case may be or (ii) after giving Grantees an opportunity to exercise their outstanding Stock Options and SARs, terminate any or all outstanding Stock Options or SARs at such time as the Committee deems appropriate. Any such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify, and, in the case of a Stock Option or SAR held by a Grantee who is subject to Section 16(b) of the Exchange Act, any such surrender or payment shall be made on such date as the Committee shall determine consistent with Rule 16b-3 under the Exchange Act. The Committee shall not have the right to take the actions described in this Subsection (c) if such right would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for this provision, the Change of Control would otherwise qualify for and the Company intends to use such treatment.

14.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) No Re-pricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not re-price Options, nor may the Board amend the Plan to permit re-pricing of Stock Options, unless the shareholders of the Company provide prior approval for such re-pricing. Adjustments pursuant to Section 4 or Section 17 of the Plan shall not be considered a re-pricing.

(f) Shareholder Approval for “Qualified Performance-Based Compensation.” If Stock Grants and Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 9 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 9, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder.

15.	Funding of the Plan; Limitation on Rights

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Grantee or any other person. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

16.	Rights of Participants

Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

17.	No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.	Withholding of Taxes

(a) Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option, SAR, Stock Grant or other award by having shares withheld up to an amount that does not exceed the Grantee’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee. If the Grantee is a director or officer (within the meaning of Rule 16a-1(f) promulgated under the Exchange Act), if required under Rule 16b-3, such election must be irrevocable and must be made six months prior to the date on which the Stock Option is exercised or all the restrictions lapse with respect to such shares.

(b) The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

19.	Conditions and Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements and any other conditions prescribed by the Committee in the Grant Letter or in an agreement between the Company and the relevant Grantee applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with the restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

20.	Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21.	Effective Date of the Plan

The Plan was originally effective on May 8, 1996, amended and restated effective as of May 24, 2000, and subsequently amended effective as of March 14, 2003. The Plan as amended and restated herein is effective as of May 17, 2006, subject to shareholder approval.

22.	Miscellaneous

(a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the substitute grants as it deems appropriate, including setting the purchase price of Stock Options at a price necessary to retain for the Grantee the same economic value as the substituted Option.

(b) Compliance with Law. The Plan, the exercise of Stock Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that incentive stock options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Ownership of Stock. Except as otherwise provided by the Committee, a Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued to the Grantee or Successor Grantee on the stock transfer records of the Company.

(d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

(e) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

Appendix D

ICT GROUP, INC.

2006 NON-EMPLOYEE DIRECTORS PLAN

The purpose of the ICT Group, Inc. 2006 Non-Employee Directors Plan (the “Plan”) is to provide non-employee members of the Board of Directors (“Non-Employee Directors”) of ICT Group, Inc. and its subsidiaries (within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) (the “Company”) with the opportunity to receive grants of nonqualified stock options, stock awards, and restricted stock units (collectively referred to as “Grants”). The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

1. Administration.

The Plan shall be administered by the members of the Board who are not eligible to receive Grants under this Plan (the “Committee”). If at any time there are not sufficient shares available under the Plan to permit an automatic grant as described in this Plan, the grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

2. Shares Subject to the Plan.

(a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued under the Plan is 127,500 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants made under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan.

(b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

3. Eligibility for Participation. All Non-Employee Directors shall participate in the Plan. The Committee shall select the Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant. Non-Employee Directors who have received Grants under this Plan are herein referred to as “Grantees.”

4. Formula Restricted Stock Unit Grants to Non-Employee Directors.

(a) A Non-Employee Director shall be entitled to receive restricted stock units, each of which shall represent one hypothetical share of Company Stock (“RSU” or “Unit”), in accordance with this Section 4.

(b) Initial Grant. Each Non-Employee Director who first becomes a member of the Board after the effective date of this Plan (as specified in Section 19) shall receive a grant of 7,500 RSUs on the date as of which he or she first becomes a member of the Board. RSUs granted pursuant to this Subsection (b) shall vest with respect to 50% of the RSUs on the first anniversary of the date of grant and shall vest with respect to the remaining 50% of the RSUs on the second anniversary of the date of grant, if the Non-Employee Director continues to be a member of the Board through that date.

(c) Annual Grants. On each date that the Company holds its annual meeting of shareholders, commencing with the 2006 annual meeting, each Non-Employee Director who is in office immediately after the annual election of directors (other than a director who is first elected or appointed to the Board at such meeting) shall receive a grant of 2,500 RSUs. The date of grant of each such annual grant shall be the date of the annual meeting of the Company’s shareholders. RSUs granted pursuant to this Subsection (c) shall vest with respect to 50% of the RSUs on the first anniversary of the date of grant and shall vest with respect to the remaining 50% of the RSUs on the second anniversary of the date of grant, if the Non-Employee Director continues to be a member of the Board through that date.

(d) Other Grants. The Board may grant Non-Employee Directors who have previously received grants under the Plan additional RSUs on a one-time basis in such amounts as the Board deems appropriate in order to make their equity compensation consistent with that of other Non-Employee Directors. RSUs granted pursuant to this Subsection (d) shall be fully vested as of the date of grant.

(e) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in Company Stock.

5. Non-qualified Stock Option Grants to Non-Employee Directors.

(a) In addition to, or in lieu of the grant of RSUs described in Section 4 above, a Non-Employee Director shall be eligible to receive options which are not intended to qualify as incentive stock options within the meaning of section 422 of the Code (“Nonqualified Stock Options” or “Options”) in accordance with this Section 5.

(b) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options.

(c) Exercise Price. The exercise price per share of Company Stock subject to an Option granted under this Section 5 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

If the Company Stock is traded in a public market, then the Fair Market Value per share shall be determined as follows: (i) if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable.

(d) Option Term and Exercisability. The term of each Option granted pursuant to this Section 5 shall be ten years. Options granted pursuant to this Section 5 shall be exercisable with respect to 50% of the Options on the date of grant and shall become exercisable with respect to the remaining 50% of the Options on the first anniversary of the date of grant, if the Non-Employee Director continues to be a member of the Board through that date.

(e) Payment of Exercise Price.

(i) The exercise price for an Option granted under this Plan shall be paid in cash. The Grantee shall pay the exercise price and the amount of any withholding tax due at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the exercise price is fully paid and any required withholding is made.

(ii) A Grantee may exercise an Option granted under this Plan by delivering a notice of exercise as described below, with accompanying payment of the exercise price in accordance with Subsection (i) above. The notice of exercise may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to the designated registered broker or dealer in lieu of delivery to the Grantee. Such instructions shall designate the account into which the shares are to be deposited.

(f) Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is a Non-Employee Director. In the event that a Grantee ceases to be a Non-Employee Director for any reason other than a “disability,” death, or “termination for cause,” any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be a member of the Board, but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be a Non-Employee Director shall terminate as of such date.

(ii) In the event the Grantee ceases to be a Non-Employee Director on account of a “termination for cause” by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be a Non-Employee Director.

(iii) In the event the Grantee ceases to be a Non-Employee Director because the Grantee is “disabled,” any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be a Non-Employee Director, but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be a Non-Employee Director shall terminate as of such date.

(iv) If the Grantee dies while a Non-Employee Director or within 90 days after the date on which the Grantee ceases to be a Non-Employee Director on account of a termination as specified in Section 5(f)(i) above, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be a Non-Employee Director, but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be a Non-Employee Director shall terminate as of such date.

(v) For purposes of this Section 5:

(1) The term “Company” shall mean the Company and its subsidiaries within the meaning of section 424(f) of the Code.

(2) “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code.

(3) “Termination for cause” shall mean the date the Grantee’s directorship is terminated, if the directorship is terminated on account of (a) any act of fraud, intentional misrepresentation, embezzlement or theft, (b) commission of a felony, or (c) disclosure of trade secrets or confidential information of the Company. In the event a Grantee’s employment is terminated for cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all Option shares for any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Grantee for such shares.

6. Stock Awards to Non-Employee Directors.

(a) In addition to or in lieu of the grant of RSUs described in Section 4 above, a Non-Employee Director shall be eligible to receive shares of Company Stock under a stock award (“Stock Awards”), in accordance with this Section 6.

(b) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Stock Awards will remain subject to restrictions will be designated as the “Restriction Period.”

(c) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(d) Requirement of Service. If the Grantee ceases to provide service to the Company during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(e) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 11. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(f) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(g) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

7. Deferrals. The Committee may permit or require a Grantee to defer receipt of a payment otherwise due to such Grantee in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

8. Change of Control of the Company. As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company;

(b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 20% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the surviving corporation, (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation, dissolution or statutory exchange of the Company;

(c) Any person has commenced a tender offer or exchange offer for 20% or more of the voting power of the then outstanding shares of the Company; or

(d) At least a majority of the Board does not consist of individuals who were elected, or nominated for election, by the directors in office at the time of such election or nomination.

9. Consequences of a Change of Control.

(a) Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iv) unless provided otherwise in a grant agreement, all RSUs shall be paid at their target value, or in such other amounts as the Committee may determine.

(b) In addition, upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options shall be assumed, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

10. Withholding of Taxes.

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other compensation paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. The Company may require the Grantee or other person receiving shares upon the exercise of Grants to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other compensation paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. A Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to a Grant paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable tax rate for federal (including FICA), state and local tax liabilities.

11. Transferability of Grants. Only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. If a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. Any Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

12. Amendment and Termination of the Plan.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

13. Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Grantee or any other person. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

15. Rights of Participants. Nothing in this Plan shall entitle any Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained as a director of the Company or any other employment rights.

16. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Requirements for Issuance of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

18. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19. Effective Date of the Plan. The Plan was originally effective May 8, 1996, and previously amended and restated effective May 18, 2004. The Plan as amended and restated herein shall be effective May 17, 2006, subject to shareholder approval.

20. Miscellaneous.

(a) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that, to the extent applicable, Grants made under the Plan comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grants issued under the Plan shall exclusively be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

ICT GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN J. BRENNAN and JEFFREY C. MOORE, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the “Proxies”), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of ICT Group, Inc, (the “Company”) to be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on May 17, 2006, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

ICT GROUP, INC.

May 17, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN

1. Election of Directors (Class l)			2. Proposal to approve The ICT Group, Inc. Long-Term Incentive Plan.	☐	☐	☐

		NOMINEES:	3. Proposal to approve The ICT Group, Inc. 2006 Equity Compensation Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	O John J. Brennan
		O John A. Stoops	4. Proposal to approve The ICT Group, Inc. 2006	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		Non-Employee Directors Plan.
☐	FOR ALL EXCEPT (See instructions below)		5. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

6. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	This Proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” the director nominees, “FOR” the proposal to approve The ICT Group, Inc. Long-Term Incentive Plan, “FOR” the proposal to approve The ICT Group, Inc. 2006 Equity Compensation Plan, “FOR” the proposal to approve The ICT Group, Inc. 2006 Non-Employee Directors Plan and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.